As filed with the Commission on January 18, 2005     Registration No. 333-121503


                     U.S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C.  20549


                        Pre-Effective Amendment No. 1 to


                                    Form SB-2
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                              AMP PRODUCTIONS, LTD.
                 (Name of small business issuer in its charter)

          Nevada                       7812                     98-0400189
 (State of Jurisdiction)   (Primary Standard Industrial    (I.R.S. Employer
                            Classification Code Number)     Identification No.)

                             500-666 Burrard Street
                             Vancouver, BC  V6C 2X8
                                  604-639-3178
          (Address and telephone number of principal executive offices)

                             Laughlin International
                               2533 Carson Street
                           Carson City, Nevada  89706
                                  775-883-8484
            (Name, address and telephone number of agent for service)

APPROXIMATE DATE OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box: [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                         CALCULATION OF REGISTRATION FEE
                         ===============================



Title of Each Class of Securities to be    Proposed Maximum Aggregate Offering    Amount of
Registered                                 Price (1)                              Registration Fee

common stock, $0.0001 par value per share                $68,660                  $8.70
Total                                                                             $8.70

(1)     Estimated solely for the purpose of calculating the registration fee in accordance with
Rule 457(o) under the Securities Act and based upon 686,600 shares of common stock to be sold in this offering.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a) may determine.

Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state in which the offer or sale is not permitted.

                                   PROSPECTUS

                  SUBJECT TO COMPLETION, DATED JANUARY 18, 2005



                              AMP PRODUCTIONS, LTD.
                         686,600 SHARES OF COMMON STOCK
                             PRICE:  $0.10 PER SHARE

This prospectus relates to the sale of up to 686,600 shares of common stock that may be sold by us at $0.10 per share. The offering price for our common stock was arbitrarily determined and may not reflect the market price of our shares after the offering.

There is no minimum number of shares to be sold in order for us to accept funds. No escrow account will be used. This offering will expire 90 days from the effective date and may be extended for an additional 90 days. We may terminate this offering prior to the expiration date.


No public market currently exists for our shares, although we intend to apply for quotation on the Over-the-Counter Bulletin Board in the future.

This offering is limited to residents of Canada and Europe.

The shares will be offered and sold by our officers and directors who will not receive any commission. We currently have no agreements, arrangements or understandings with any underwriter.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

INVESTING IN OUR COMMON STOCK INVOLVES SUBSTANTIAL RISKS. SEE "RISK FACTORS," PAGE 5.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.





                        PRICE TO PUBLIC   UNDERWRITING DISCOUNTS   PROCEEDS TO AMP(1)
                                          AND COMMISSIONS

Per Share               $0.10             $0                       $0.10

Maximum 686,000 shares  $68,660           $0                       $68,660

(1)     Proceeds to AMP Productions, Ltd. are shown before deducting offering expenses payable by us estimated at $2500, including legal fees.





                The date of this Prospectus is January 18, 2005.

                                TABLE OF CONTENTS

                                                                            Page


Prospectus Summary.............................................................3
Risk Factors...................................................................5
Forward-Looking Statements.....................................................8
Use of Proceeds................................................................8
Determination of Offering Price................................................9
Market For Common Equity and Related Stockholder Matters.......................9
Management's Discussion and Analysis or Plan of Operation.....................10
Description Of Business.......................................................13
Description Of Property.......................................................25
Legal Proceedings.............................................................25
Directors, Executive Officers, Promoters And Control Persons..................25
Executive Compensation........................................................26
Certain Relationships And Related Transactions................................26
Security Ownership Of Certain Beneficial Owners And Management................27
Plan Of Distribution..........................................................27
Description Of The Securities.................................................28
Disclosure Of Commission Position On Indemnification For Securities Act
Liabilities...................................................................28
Legal Matters.................................................................28
Experts.......................................................................28
Available Information.........................................................28
Financial Statements.........................................................F-1

                               PROSPECTUS SUMMARY

The following summary is qualified in its entirety by reference to the detailed information and consolidated financial statements, including the notes thereto, appearing elsewhere in this prospectus. Each prospective investor is urged to read this prospectus in its entirety and particularly the information set forth in "RISK FACTORS" on page 5.

AMP PRODUCTIONS, LTD.

We were incorporated on February 27, 2003, under the laws of the State of Nevada. We are a development stage independent motion picture studio with our principal office located at 500-666 Burrard Street, Vancouver, British Columbia, Canada, V6C 2X8, (604) 639-3178.

We plan to develop, produce, market, and distribute low-budget feature-length films to movie theaters and ancillary markets. Since inception, our focus has been on developing our business plan, and acquiring options to purchase screenplays that can be produced into commercially salable feature-length motion pictures at a cost not to exceed $10 million. We will not be able to produce a feature film with the proceeds of this offering without additional outside financing and the deferral of certain production costs.


We have accumulated losses since our inception, and our independent accountant has expressed doubt that we may continue as a going concern. If we do not continue as a going concern, there will be no way for investors to recoup their investments.


If we are successful in selling all of the shares offered hereby, we plan to spend $40,000 of the proceeds on motion picture development, primarily the creation of original screenplays, as well as those based on other literary properties, including stories, treatments, plays and teleplays. This amount will be reduced to $22,835 if we sell only 75% and to $5,670 if only 50% is sold. We do not intend to spend any of the proceeds on development if we sell less than 50% of this offering. We plan to spend a further $19,160 on pre-production of a motion picture, if we sell 25% or more of the offered shares. This amount will be reduced to $7,665 if we sell only 25% of the offering. We also plan to spend $7,000 on marketing if we sell 25% or more of the offered shares. If we sell only 10% of the offered shares, we will apply all the proceeds towards marketing.

Option prices are driven by a multitude of market forces, including the notoriety of the author, the quality of the literary property, the motivations of the parties, the length of the option, whether the option is exclusive, the purchase price of the literary property on exercise of the option, and other benefits conveyed to the author, either tangible or intangible. Our budget will be $5,000 per property. The duration of the option, exclusivity and other such variables are all negotiable.

To date, we have acquired two options to screenplays from our Vice-President.
We continue to review other potential film projects. We plan to acquire further options from available capital. On successful completion of this offering we intend to begin pre-production of one of our motion pictures.

We intend to derive income through the distribution of our films. We plan to release our films in the United States through existing distribution companies, primarily independent distributors. We intend to retain the right for ourselves to market the films on a territory-by-territory basis throughout the rest of the world and to market television and other uses separately.

We believe that our location in Vancouver, British Columbia, will afford us economic advantages over similar United States based filmed entertainment studios. Due to the favorable exchange rate and the financial initiatives available from government sources, we believe that we can produce high quality films more cost effectively than would be possible in the United States. Vancouver is also the nearest Canadian film center to Hollywood.

The demand for motion pictures remains strong. The motion picture industry has experienced steady growth since its inception. Most recently, with the advent of network, broadcasting television alliances, cable television and home video, the market for filmed entertainment remains strong. Movies are being bought for pay-television cable networks as well as for the traditional outlets of theaters and network television. With the expansion of audience markets, and an increase in demand for motion pictures, independent producers like AMP, have successfully filled niche markets and targeted specific audiences.

We are dependent upon the raising of capital through placement of our securities. There can be no assurance that we will be successful in raising the capital we require through the sale of our securities.



THE OFFERING



Securities Offered:                   Up to 686,600 shares of common stock, par value $0.0001

Offering price:                       $0.10 per share

Offering period:                      The shares are being offered for a period of 90 days, unless we extend the offer, in our sole discretion, for an additional 90 days

Net proceeds to us:                   Approximately $66,160, after expenses of approximately $2,500 assuming sale of 686,600 shares

Use of proceeds:                      We will use the proceeds to pay for offering expenses, motion picture development, motion picture pre-production and marketing expenses.

Number of shares outstanding          9,063,400
before the offering:

Maximum Number of shares outstanding  9,750,000 assuming sale of all 686,600 shares being offered.
after the offering:


SUMMARY OF SELECTED FINANCIAL DATA

We are a development stage company. From the date of our inception on February 27, 2003, to September 30, 2004, we have not generated any revenue or earnings from operations. As of September 30, 2004, our financial data is as follows:



                                              As at or for the period ended September 30, 2004
                                              (inception to September 30, 2004)
OPERATIONS DATA
Revenue:                                      $       0
General and administrative expenses:          $  45,272
Loss for the period:                          $  42,373
Loss per share:                               $    0.00

BALANCE SHEET DATA
Total assets:                                 $  61,769
Total liabilities:                            $   2,002
Common stock                                  $     906
Accumulated (deficit)                         $ (42,373)
Shareholder's equity:                         $  59,767
Total liabilities and shareholders' equity:   $  61,769

                                  RISK FACTORS

YOU SHOULD CAREFULLY CONSIDER THE RISKS DESCRIBED BELOW BEFORE BUYING OUR COMMON STOCK IN THIS OFFERING. IF ANY OF THE FOLLOWING RISKS ACTUALLY OCCUR, OUR BUSINESS, FINANCIAL CONDITION AND RESULTS OF OPERATIONS COULD BE MATERIALLY AND ADVERSELY AFFECTED, THE TRADING PRICE OF OUR COMMON STOCK COULD DECLINE AND YOU COULD LOSE ALL OR PART OF YOUR INVESTMENT.

WE ARE A DEVELOPMENT STAGE COMPANY WITH NO OPERATING HISTORY, SO IT WILL BE DIFFICULT FOR POTENTIAL INVESTORS TO JUDGE OUR PROSPECTS FOR SUCCESS.

We are a newly organized development stage corporation and have a no operating history from which to evaluate our business and prospects. We have earned no revenue since inception. We had a loss from February 27, 2003 (inception) to

September 30, 2004 of $42,373. As of September 30, 2004, our cash and cash equivalents were $61,769, and our working capital was $59,767. There can be no assurance that our future proposed operations will be implemented successfully or that we will ever have profits. If we are unable to sustain our operations, you may lose your entire investment. We face all the risks inherent in a new business, including the expenses, difficulties, complications and delays frequently encountered in connection with the formation and commencement of operations, including operational difficulties and capital requirements and management's potential underestimation of initial and ongoing costs. In evaluating our business and prospects, these difficulties should be considered.

IF WE ARE UNABLE TO CONTINUE AS A GOING CONCERN, WE MAY BE REQUIRED TO SUBSTANTIALLY REVISE OUR BUSINESS PLAN OR CEASE OPERATIONS.

Since inception, AMP has earned no revenue, and has suffered recurring losses and net cash outflows from operations. We expect to continue to incur substantial losses to complete the development of our business. Since AMP's inception, we have funded operations through common stock issuances and unrelated third party loans in order to meet our strategic objectives. We have not established any other source of equity or debt financing. There can be no assurance that we will be able to obtain sufficient funds to continue the development and pre-production of motion pictures, or that we will be able to produce and sell our motion pictures. As a result of the foregoing, our auditors have expressed substantial doubt about our ability to continue as a going concern. If we cannot continue as a going concern, then we may substantially revise our business plan or cease operations. We do not anticipate merging with another company within the next 12 months of operations.



IF WE FAIL TO OBTAIN FINANCING FOR THE PRODUCTION OF A MOTION PICTURE WE MAY BE REQUIRED TO SUBSTANTIALLY REVISE OUR BUSINESS PLAN OR CEASE OPERATIONS.

We believe the proceeds from this offering will satisfy our capital requirements for the next 12 months, but they will not be sufficient for the production of a motion picture. We intend to make motion pictures with production budgets of $10 million or less. We will need to raise all the money required to fund the production of a motion picture from outside financing. Such financing could take the form of co-production or joint venture arrangements or limited liability companies or partnerships in which we act as managing member or general partner, additional sales of our securities or an operating line of credit. Regardless of the amount of money we raise in this offering, additional financing will be needed to produce a motion picture. No assurance can be given that financing will be available to us, at all, or on favorable terms. Unless such additional financing is available to us, our production activities may be materially adversely affected and you may lose your entire investment. We have no financing commitments.

YOU MAY SUFFER SUBSTANTIAL CONSEQUENCES SUCH AS DILUTION OR A LOSS OF SENIORITY IN PREFERENCES AND PRIVILEGES AS A RESULT OF A SUBSEQUENT FINANCING.

If, we are required to raise additional financing to fund operations then we may do so through the issuance of our stock or debt instruments that are convertible into stock. We do not intend to finance the production of a motion picture through the issuance of shares or convertible securities. However, if we need to raise additional capital through the issuance of additional equity or convertible debt securities, this will further dilute the percentage ownership of your investment in this offering.

THE LIMITED MARKET FOR OUR SHARES WILL MAKE OUR PRICE MORE VOLATILE, THEREFORE YOU MAY HAVE DIFFICULTY SELLING OUR COMMON STOCK.

Currently, our common stock is not listed or quoted upon any established trading system. Most of our common stock will be held by a small number of investors that will further reduce the liquidity of our common stock. Further, the offering price of our common stock was arbitrarily determined by us, without considering assets, earnings, book value, net worth or other economic or recognized criteria or future value of our common stock. Market fluctuations and volatility, as well as general economic, market and political conditions, could reduce our market price. As a result, this may make it difficult or impossible for you to sell our common stock or for you to sell our common stock for more than the offering price even if our operating results are positive.

IF OUR FILMS ARE NOT COMMERCIALLY SUCCESSFUL, OUR BUSINESS WILL SUFFER.

Producing feature length films involves substantial risks, because it requires that we spend significant funds based entirely on our preliminary evaluation of the screenplay's commercial potential as a film. It is impossible to predict the success of any film before the production starts. The ability of a motion picture to generate revenues will depend upon a variety of unpredictable factors, including:

-     public taste, which is always subject to change;

- the quantity and popularity of other films and leisure activities available to the public at the time of our release;

- the competition for exhibition at movie theatres, through video retailers, on cable television and through other forms of distribution; and

-     the fact that not all films are distributed in all media.

For any of these reasons, the films that we produce may be commercially unsuccessful and our business may suffer.

IF WE ARE UNABLE TO SECURE DISTRIBUTION FOR OUR FILMS, OUR BUSINESS WILL SUFFER.

Because we lack the resources to distribute our films ourselves, we plan to enter into distribution agreements with established distribution companies. As a result, we may be unable to secure distribution agreements or revenue guarantees before funds are spent on production. In addition, if we are unable to obtain theatrical distribution on acceptable terms, we may evaluate other alternatives such as retaining a distributor as an independent contractor or bypassing theatrical distribution altogether. If we retain a distributor as an independent contractor we may need to seek additional financing to cover this cost, which we anticipate will be $50,000 to $100,000 per film. If we bypass theatrical distribution and attempt to release our films directly to pay cable or home video, we will probably not generate enough revenues to become profitable. If we are unable to obtain adequate distribution, we may not have the ability to generate revenues.

IF WE LOSE THE SERVICES OF KEY PERSONNEL, IT MAY SUBSTANTIALLY HARM OUR ABILITY TO OPERATE AND EARN REVENUE.

Our success is highly dependent upon the continued services of key members of our management, including our President, Treasurer and director, Thomas E. Mills and our Vice-President and director, Fidel Thomas. Virtually all decisions concerning the conduct of our business, including the properties and rights to be acquired by AMP and the arrangements to be made for such distribution, are made by or controlled by Messrs. Mills and Thomas. The loss of either Thomas E. Mills or Fidel Thomas could have a material adverse effect on us. We have not entered into any agreement with Messrs. Mills and Thomas that would prevent them from leaving us, nor have we obtained any key man life insurance. If we lose either of their services, we may not be able to hire and retain other officers with comparable experience or contacts. As a result, the loss of either Mr. Mills' or Mr. Thomas' services could substantially harm our ability to operate and earn revenue.

SINCE OUR OFFICERS AND DIRECTORS DO NOT DEVOTE THEIR FULL BUSINESS TIME TO OUR BUSINESS, WE MAY NOT BE ABLE TO IMPLEMENT OUR BUSINESS PLAN AND OUR BUSINESS MAY FAIL.

The persons serving as our officers and directors have existing responsibilities and may have additional responsibilities to provide management and services to other entities. Specifically, Thomas E. Mills, our President, Treasurer and one of our directors is an attorney, maintaining a practice in Vancouver, British Columbia. Fidel Thomas is the President and a director of Inner Visions

Entertainment Ltd., a privately held British Columbia corporation. Messrs. Mills and Thomas, presently devote 20 hours a week and 10 hours a week, respectively, to our business. They each intend to devote not less than 40 hours a week to our business upon AMP securing production financing of a motion picture. We cannot guarantee that any of our officers or directors will be able to devote sufficient amounts of their business time to enable us to implement our business plan. If any or all of our officers or directors do not devote a sufficient amount of their business time to the management of our business, then our business may fail.


OUR OFFICERS AND DIRECTORS HAVE LIMITED EXPERIENCE IN THE MOTION PICTURE INDUSTRY, WHICH COULD PREVENT US FROM SUCCESSFULLY IMPLEMENTING OUR BUSINESS PLAN, AND RESULT IN AN INABILITY TO EARN REVENUE.

Our officers and directors have limited experience in the motion picture industry. Thomas Mills, our president, treasurer and a director, has one year experience providing legal services in respect of motion picture productions, but he has never produced a motion picture and has no other experience in the motion picture industry. Fidel Thomas, our vice president, secretary and a director has experience with motion picture production, but he has never had one of his scripts developed into a motion picture. Our management's lack of experience could hinder their ability to successfully identify and develop screenplays that will result in commercially successful films, or to secure production financing. It is likely that our management's inexperience with film production and financing will hinder our ability to earn revenue. Each potential investor must carefully consider the lack of experience of our current officers and directors before purchasing our common stock.


OUR OFFICERS, DIRECTORS AND PRINCIPAL SECURITY HOLDERS OWN A CONTROLLING PERCENTAGE OF OUR OUTSTANDING SHARES OF COMMON STOCK, WHICH ALLOWS THEM TO MAKE KEY DECISIONS OR EFFECT TRANSACTIONS WITHOUT FURTHER SHAREHOLDER APPROVAL.

If we sell all 686,600 shares of common stock in this offering, our officers and directors will own at least 8,000,000 shares (82%) of our issued common stock) and will control us. Following completion of this offering, our officers and directors will be able to elect all of our directors and inhibit your ability to cause a change in the course of our operations. Further, our officers and directors may effect a major transaction such as a merger without further shareholder approval. Our articles of incorporation do not provide for cumulative voting.

SINCE OUR OFFICERS AND DIRECTORS ARE NOT LOCATED IN THE UNITED STATES, INVESTORS WOULD HAVE DIFFICULTY EFFECTING LEGAL SERVICE THEM.

Although we are incorporated in the State of Nevada and maintain a registered office in Carson City, Nevada, our officers and directors are residents of Canada. It may be difficult for a resident of a country other than Canada to serve Messrs. Mills and Thomas with legal process or other documentation.

                           FORWARD-LOOKING STATEMENTS

INFORMATION IN THIS PROSPECTUS CONTAINS "FORWARD LOOKING STATEMENTS" WHICH CAN BE IDENTIFIED BY THE USE OF FORWARD-LOOKING WORDS SUCH AS "BELIEVES", "ESTIMATES", "COULD", "POSSIBLY", "PROBABLY", "ANTICIPATES", "ESTIMATES", "PROJECTS", "EXPECTS", "MAY", OR "SHOULD" OR OTHER VARIATIONS OR SIMILAR WORDS. NO ASSURANCES CAN BE GIVEN THAT THE FUTURE RESULTS ANTICIPATED BY THE FORWARD-LOOKING STATEMENTS WILL BE ACHIEVED. THE FOLLOWING MATTERS CONSTITUTE CAUTIONARY STATEMENTS IDENTIFYING IMPORTANT FACTORS WITH RESPECT TO THOSE FORWARD-LOOKING STATEMENTS, INCLUDING CERTAIN RISKS AND UNCERTAINTIES THAT COULD CAUSE ACTUAL RESULTS TO VARY MATERIALLY FROM THE FUTURE RESULTS ANTICIPATED BY THOSE FORWARD-LOOKING STATEMENTS. AMONG THE KEY FACTORS THAT HAVE A DIRECT BEARING ON OUR RESULTS OF OPERATIONS ARE THE EFFECTS OF VARIOUS GOVERNMENTAL REGULATIONS, THE FLUCTUATION OF OUR DIRECT COSTS AND THE COSTS AND EFFECTIVENESS OF OUR OPERATING STRATEGY. OTHER FACTORS COULD ALSO CAUSE ACTUAL RESULTS TO VARY MATERIALLY FROM THE FUTURE RESULTS ANTICIPATED BY THOSE FORWARD-LOOKING STATEMENTS.

                                 USE OF PROCEEDS

Certain of our officers and directors will be offering the common stock. There is no assurance that we will raise any proceeds, or if any proceeds are raised, that it will be sufficient to implement our business plan. The following table sets forth management's current estimate of the allocation of net proceeds anticipated to be received from this offering if all or part of this offering is sold. Actual expenditures may vary from these estimates. Pending such uses, we will invest the net proceeds in investment-grade, short-term, interest bearing securities.




                       100%             75%              50%              25%              10%
                       Offering Sold    Offering Sold    Offering Sold    Offering Sold    Offering Sold
                       ---------------  ---------------  ---------------  ---------------  ---------------

Gross Proceeds         $       68,660   $       51,495   $       34,330   $       17,165   $        6,866

Less offering
Expenses               $        2,500   $        2,500   $        2,500   $        2,500   $        2,500

Net Proceeds           $       66,160   $       48,995   $       31,830   $       14,665   $        4,366
---------------------  ---------------  ---------------  ---------------  ---------------  ---------------

Use of Proceeds

Motion Picture
Development            $       40,000   $       22,835   $        5,670                -                -

Motion Picture Pre-
production             $       19,160   $       19,160   $       19,160   $        7,665                -

Marketing Expenses     $        7,000   $        7,000   $        7,000   $        7,000   $        4,336

Total Use of Proceeds  $       66,160   $       48,995   $       31,830   $       14,665   $        4,366

MOTION PICTURE DEVELOPMENT. Motion picture development includes the engagement of writers to write screenplays.

MOTION PICTURE PRE-PRODUCTION. Motion picture pre-production costs include legal fees, screenplay revisions and consulting fees resulting from the creation of business plans, budgets and shooting schedules.

MARKETING EXPENSES. Marketing expenses include film representation, travel and entertainment expenses.

Except to reimburse expenses incurred on behalf of AMP in accordance with the foregoing Use of Proceeds table, none of the proceeds from this offering will be paid to insiders of AMP.

If we do not raise sufficient capital to pay for the offering expenses, we plan to seek loans from our current shareholders.

                         DETERMINATION OF OFFERING PRICE


As no underwriter has been retained to offer our Common Stock, the offering price of our Common Stock was not determined by negotiation with an underwriter as is customary in underwritten public offerings. Rather, we arbitrarily selected the offering price of $0.10 per share. There is no relationship between the offering price of the shares and our assets, earnings, book value, net worth or other economic or recognized criteria or future value of our Common Stock.


                                    DILUTION

At September 30, 2004, we had a book value of $59,767 or $0.01 per share. Negative book value per share is determined by dividing our total shareholders' equity at September 30, 2004, by the number of shares of common stock outstanding. Without taking into account any changes in negative book value after September 30, 2004, other than to give effect to the sale of the 686,600 shares of common stock offered hereby, and after deducting estimated offering expenses, the pro forma book value at September 30, 2004, would have been approximately $125,927 or $0.01 per share. This amount represents an immediate dilution to new investors of $0.09 per share. The following table illustrates this dilution per share:

Assumed  public offering price per share                          $0.10
 Book value per share at September 30, 2004          $0.01
 Increase per share attributable to new investors     0.00
                                                      ----
Book value per share after offering                                0.01
                                                                   ----
Book value dilution per share to new investors                    $0.09
                                                                  =====

Assuming the sale of 75%, 50%, 25% and 10% of the Offering, the pro forma book value at September 30, 2004, would have been approximately $108,762 or $0.01 per share, $91,597 or $0.01 per share, $74,432 or $0.01 per share, and $64,133 or
$0.01 per share, representing a book value dilution per share to new investors of $0.09, $0.09, $0.09 and $0.09 per share respectively.

The following table summarizes, as of September 30, 2004, the difference between existing shareholders and new investors in this offering with respect to the number of shares held or purchased from us, the total consideration paid and the average consideration paid per share, assuming all common shares offered hereby are sold:




                         Shares Purchased    Total Consideration   Average
                         Number        %     Amount           %    Price per Share
Existing shareholders    9,063,400     83    $107,140         61   $0.01
New investors . . . .      686,600      7    $ 68,660         39   $0.10
---------------------    ---------    ---    --------        ---   -----
 Total. . . . . . . .    9,750,000    100    $175,800        100   $0.02

            MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

At present, our common stock is not traded publicly. After the close of the offering, we intend to apply to the OTC Bulletin Board to seek quotation of our common stock. There is no assurance that a trading market will develop, or, if developed, that it will be sustained. Consequently, a purchaser of our common stock may find it difficult to resell the securities offered herein should the purchaser desire to do so when eligible for public resale. Furthermore, the shares are not marginable and it is not likely that a lending institution would accept our common stock as collateral for a loan.


Pursuant to this registration statement, we propose to publicly offer up to a total of 686,600 shares of common stock on a best efforts, no minimum basis.

To date, none of our common stock is subject to outstanding options or warrants to purchase, or securities convertible into, our common stock. We have no agreements to register shares of common stock held by existing security holders for resale. There are no contractual restrictions on the resale of the outstanding common stock.

We presently have 22 shareholders that own an aggregate of 9,063,400 shares of common stock. A total of 1,063,400 shares of our common stock are owned by unaffiliated shareholders and can be sold pursuant to Rule 144 under the Securities Act without volume restriction. A total of 8,000,000 shares of our common stock are owned by our directors and officers, and can be sold pursuant to Rule 144 subject to volume restriction.


In general, Rule 144 under the Securities Act provides that securities may be sold if there is current public information available regarding the issuer and the securities have been held at least one year. Rule 144 also includes restrictions on the amount of securities sold, the manner of sale and requires notice to be filed with the SEC. Under Rule 144 a minimum of one year must elapse between the later of the date of the acquisition of the securities from the issuer or from an affiliate of the issuer, and any resale under the Rule. If a one-year period has elapsed since the date the securities were acquired, the amount of restricted securities that may be sold for the account of any person within any three-month period, including a person who is an affiliate of the issuer, may not exceed 1% of the then outstanding shares of our common stock. If a two-year period has elapsed since the date the securities were acquired from the issuer or from an affiliate of the issuer, a seller who is not an affiliate of the issuer at any time during the three months preceding a sale is entitled to sell the shares without regard to volume limitations, manner of sale provisions or notice requirements. Affiliates of the issuer are subject to an ongoing volume restriction pursuant to Rule 144 on re-sales of shares held by them.


Our transfer agent and registrar is Holladay Stock Transfer, Inc., located at 2939 North 67th Place, Scottsdale, Arizona, 85251, telephone (480) 481-3940.


DIVIDENDS POLICY

We have not paid dividends on our common stock since our inception. Dividends on common stock are within the discretion of the Board of Directors and are payable from profits or capital legally available for that purpose. It is our current policy to retain any future earnings to finance the operations and growth of our business. Accordingly, we do not anticipate paying any dividends on common stock in the foreseeable future.

            MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

THE FOLLOWING DISCUSSION AND ANALYSIS OF OUR PLAN OF OPERATION SHOULD BE READ IN CONJUNCTION WITH THE FINANCIAL STATEMENTS AND THE RELATED NOTES. THIS DISCUSSION CONTAINS FORWARD-LOOKING STATEMENTS BASED UPON CURRENT EXPECTATIONS THAT INVOLVE RISKS AND UNCERTAINTIES, SUCH AS OUR PLANS, OBJECTIVES, EXPECTATIONS AND INTENTIONS. OUR ACTUAL RESULTS AND THE TIMING OF CERTAIN EVENTS COULD DIFFER MATERIALLY FROM THOSE ANTICIPATED IN THESE FORWARD-LOOKING STATEMENTS AS A RESULT OF CERTAIN FACTORS, INCLUDING THOSE SET FORTH UNDER "RISK FACTORS," "DESCRIPTION OF BUSINESS" AND ELSEWHERE IN THIS PROSPECTUS. SEE "RISK FACTORS" AND "DESCRIPTION OF BUSINESS".

We began operations on February 27, 2003. From inception to September 30, 2004, we have earned no revenue and incurred expenses of $42,373 primarily related to startup expenses. Our independent accountant has expressed doubt that we may continue as a going concern. If we do not continue as a going concern, there will be no way for investors to recoup their investments.



As of September 30, 2004, our cash and cash equivalents were $61,769, and our working capital was $59,767. Except for the options to the two screenplays, we have no assets as of September 30, 2004. We are considered to be a development stage company, and are dependent upon the raising of capital through placement of our securities. There can be no assurance that we will be successful in raising the capital we require through the sale of our securities.


As of December 30, 2004, our "burn rate" was approximately $3,000 per month. Assuming no change in present trends, we will not exhaust our available capital until approximately May of 2006. If we limit our cash expenditures to only minimal operating expenses (ie. office rent), then our burn rate will decline to approximately $1,050 per month. If we use our capital to acquire literary properties, market them, or for the pre-production of a motion picture, then our burn rate will dramatically increase. We will keep in reserve sufficient cash and cash equivalents to ensure that AMP is able to meet its minimum capital requirements until March 31, 2006. As of December 31, 2004, that reserve was $15,750. This may require that we re-allocate $5,099 from our pre-production budget towards working capital.


The proceeds from this offering will enable us to complete the development of several motion picture projects. If we are able to sell all of the offered shares, we plan to spend $40,000 to engage writers to write screenplays, with a further $19,160 for the pre-production, including professional fees and the production of business plans, budgets and shooting schedules, plus $7,000 for marketing.

Within 12 months of the completion of this offering, we intend to have at least eight screenplays developed and ready for pre-production. These will be paid for from available capital and from the proceeds of this offering. Each of these screenplays will meet our requirement that they be commercially salable and can be produced for $10 million or less. To date, we have secured two such options to acquire screenplays titled "Code Blue" and "Pelicula". Code Blue is a suspense thriller set against the backdrop of Vancouver, British Columbia. It centers around international agents racing to stop a shipment of missiles to a terrorist government while confronting internal corruption. Pelicula is an action comedy set in Costa Rica. It is a fictional story about a retired crime lord who plays matchmaker for his daughter, and must come to grips with her independence. Both of these options expired on March 2, 2004, but were each renewed for a further period of one year, expiring on March 2, 2005, and are further renewable if we choose to do so. We continue to review other potential film projects. We have not, however, acquired any options or entered into any agreements regarding any other projects. We intend to acquire further options from available capital.


We will not be able to produce a feature film with the proceeds of this offering, regardless of the amount raised, without additional outside financing and cost deferral. We intend to finance production of our motion pictures through a variety of sources. We will apply for funding through the Canadian and British Columbia governments, and for production services tax credits. We will attempt to obtain favorable pre-release sales or pre-licensing commitments from independent U.S. distributors, foreign distributors, cable networks, and video distributors. We will request that providers of goods and services accept deferred payment arrangements. We also may assign a portion of our film rights to a joint venture or a co-producer. In addition, we will consider the formation of a limited liability company or partnership for which we will act as managing member or general partner and privately offer membership or partnership interests to film venture capitalists. Although we have had some preliminary discussions, we do not have any present plans, proposals, arrangements or understandings with any parties that will provide additional financing. If we are unable to receive the additional funds, then we will likely conduct another offering to the public for the purpose of raising capital to invest in further screenplay properties.

In order to secure financing for any particular film project, we will need to prepare a business plan for each such film to present to prospective investors and financiers. Upon completing development of our screenplays, we will select one or two for pre-production. Our choice of screenplays for pre-production will be dependent upon various factors including cost, location, marketability and producer availability.


During the pre-production stage we will attempt to obtain the commitment of a recognizable actor or director, prepare the business plan for the film, secure the services of a co-producer, finalize the screenplay, and prepare a budget, preliminary shooting schedule and production board. The commitment of a recognizable acting or directing talent is often useful to secure production financing. There can be no assurance that we will be able to secure a recognizable actor or director for our films, which may hinder our ability to obtain financing.


The business plan, together with the screenplay, budget, shooting schedule, production board and any talent commitment will then be presented to prospective investors and financiers by our officers.  We estimate that it will take 16 weeks to complete the pre-production of one or two films to the point that a business plan can be presented, and cost approximately $35,000.

If we are successful in raising sufficient financing for production of a motion picture, then we will complete pre-production of the picture, including the hiring of a production team; hiring a casting director to submit the screenplay to appropriate actors as recommended by their agents or as deemed appropriate by us; developing relationships with foreign sales companies to pre-sell foreign film distribution rights; and finalizing shooting location arrangements. We anticipate that it will take a further 12 weeks to complete pre-production of the motion picture once we have obtained our financing.

Having completed the pre-production of a motion picture, we will commence production. The duration of principal photography is established by the shooting schedule during pre-production, with allowances for delays caused by such things as inclement weather, illness, injury, location unavailability. We intend to limit principal photography of any of our motion pictures to a total of 12 weeks. We estimate that it will that post-production will take 16 weeks to complete. This includes editing, sound, mixing and the final print. We do not intend to make any films that cost more than $10 million for production and post-production.

We will not earn revenue from the production of a motion picture unless we sell or license our film to a distributor. As such, effective distribution agreements will be critical to our economic success. We have not as yet negotiated agreements for the distribution of our films. We will attempt to pre-sell distribution rights during the pre-production stage in order to obtain financing for our motion pictures. If we are unsuccessful in pre-selling distribution rights, we will be required to obtain a distribution deal after post-production. We intend to market our film through personal contacts of our officers, and through a film representation company. We expect that the cost of retaining a film representation company will be $2,500 per film.

We also intend to enter our film into a variety of film festivals, including those held at Cannes, Sundance, Toronto and Vancouver. The entrance requirements for each of the named festivals are as follows:




FESTIVAL                                                 REQUIREMENTS FOR FILM SUBMISSION

Festival de Cannes                                       - produced during the 12 months preceding the Festival;
                                                         - exhibition has been limited only to country of origin
                                                         - not previously exhibited on the Internet

Sundance Film Festival                                   - not previously broadcast or shown on the Internet
                                                         - cannot have played in more than two international
                                                           festivals

Toronto International Film Festival (Canadian            - Canadian productions
Submissions)                                             - completed after in the preceding year
                                                         - not previously screened commercially in Canada,
                                                           publicly telecast or available on the Internet

Vancouver International Film Festival (Canadian Images   - Canadian productions or coproductions
category)                                                - not previously broadcast (television or internet) or
                                                           screened commercially in British Columbia


We intend to release our films in the United States through existing distribution companies, primarily independent distributors. We will retain the right for ourselves to market the films on a territory-by-territory basis throughout the rest of the world and to market television and other uses separately. In many instances, depending upon the nature of distribution terms available, it may be advantageous or necessary for us to license all, or substantially all, distribution rights through one major distributor. It is not possible to predict, with certainty, the nature of the distribution arrangements, if any, which we may secure for our motion pictures.

To the extent that we engage in foreign distribution of our films, we will be subject to all of the additional risks of doing business abroad including, but not limited to, government censorship, currency fluctuations, exchange controls, greater risk of "piracy" copying, and licensing or qualification fees.

If we are unable to obtain theatrical distribution on acceptable terms, we may evaluate other alternatives such as retaining a distributor as an independent contractor or bypassing theatrical distribution altogether. If we retain a distributor as an independent contractor we may need to seek additional financing to cover this cost, which we anticipate will be $50,000 to $100,000 per film. If we bypass theatrical distribution and attempt to release our films directly to pay cable or home video, we will probably not generate enough revenues to become profitable. If we are unable to obtain adequate distribution, we may not have the ability to generate revenues.

No assurance can be given that our feature films, if produced, will be distributed and, if distributed, will return our initial investment or make a profit.

We expect to make nominal purchases of equipment, including computers, telecommunications equipment and furniture. We do not expect to hire any employees in the next 12 months, as we will utilize independent contractors, consultants, and other non-employee creative personnel to assist in pre-production of our motion pictures.

We presently have sufficient cash to satisfy our cash requirements for the next 12 months. The proceeds from this offering will be used to pay for the development, pre-production and marketing of motion pictures. The success of this offering will affect our ability to complete development of original scripts, as well as our ability to complete pre-production of a motion picture. If we raise only a nominal amount, for example, $6,866 or 10% of this offering, we will use all the proceeds to pay for the marketing of our literary properties and it may be necessary for us to seek additional financing.

                             DESCRIPTION OF BUSINESS

OVERVIEW

We are a development stage, independent motion picture studio that plans to develop, produce, market, and distribute low-budget feature-length films to movie theaters and ancillary markets.

AMP PRODUCTIONS, LTD.

We were incorporated under the laws of the State of Nevada on February 27, 2003, and maintain our head office and operations in Vancouver, British Columbia.

We are presently leasing office space in downtown Vancouver at the rental rate of approximately $12,600 per year.

We currently have no employees. We may utilize independent contractors and consultants from time to time to assist in developing, producing and promoting our motion pictures. Independent contractors are generally paid on a commission, hourly or job-related basis, depending on the services being performed.


Messrs. Mills and Thomas, presently devote 20 hours a week and 10 hours a week, respectively, to our business. They each intend to devote not less than 40 hours a week to our business upon AMP securing production financing of a motion picture.


THE MOTION PICTURE INDUSTRY

General

The motion picture industry has experienced steady growth since the first silent movie. In its most recent release, issued in 2003, for the year 2002, the Motion Picture Association of America or MPAA, which only issues U.S. statistics, reported that box office receipts in the United States grew over 95% since 1992's $4.87 billion to $9.52 billion in 2002. This represents an increase of over 13% from $8.41 billion in 2001. The number of admissions to movie theaters in the United States was approximately 1.64 billion in 2002, up approximately 40% from 1.73 billion in 1992 and 10% from 1.49 billion in 2001.

The motion picture industry in the United States has changed substantially over the last 30 years and continues to evolve rapidly. With the advent of network, broadcasting television alliances, cable television and home video, the market has expanded faster than at any other time. Movies are being bought for pay-television cable networks as well as for the traditional outlets of theaters and network television. With the expansion of audience markets, distribution is no longer limited to the major distributors and the broadest possible audience appeal. With this media expansion, less general, more specific audiences can be sought and profitably exploited such as for science fiction or horror films or films geared to children or to women.

Historically, the major studios financed, produced and distributed the vast majority of American-made motion pictures. Today, much of the financing and distribution of significant motion pictures remains in the control of the major studios. But as many of the major Hollywood film production companies have become part of large conglomerate business operations, or diversified their operations, they have adopted a policy of producing only a relatively small number of films each year. As demand for filmed entertainment has increased, many smaller, independent film production companies have been successfully established to fill the excess demand for product.

Our business will involve the development and production of motion pictures. The procedures and practices described in the following generalized discussion relating to the motion picture industry are intended only to provide a background against which the business of AMP may be evaluated. There can be no assurance that the procedures and practices described in the following generalized discussion will apply in any particular instance to our business.

Production of Motion Pictures

During the film making process, which takes approximately 12 to 24 months from the start of the development phase to theatrical release, a film progresses through several phases. The four stages of motion picture production are development, pre-production, production and post-production. After the movie producer completes that process, the film is distributed and marketed. The following is a brief summary of each stage of production:

Development. In the development stage of a motion picture project, literary material for the project is acquired, either through an option to acquire such rights, or by engaging the writer to create original literary material. If the literary material is not in screenplay form, a writer must be engaged to create a screenplay. The screenplay must be sufficiently detailed to provide the production company and others participating in the financing of a motion picture with enough information to estimate the cost of producing the motion picture. Only a small percentage of projects in development will become completed motion pictures.

Pre-production. During the pre-production stage, the production company hires creative personnel including the principal cast members. It also uses this time to establish shooting locations and schedules. The production company also prepares the budget and secures the necessary financing. Pre-production activities are usually more expensive than the development process. In cases involving unique or desired talent, commitments must be made to keep performers available for the picture.

Production.  The production stage involves the process of principal photography
- the actual filming of a motion picture. During principal photography, almost all of the film footage is shot, although additional scenes may be added during post-production. This part of the making of a movie together with creating special effects is the most costly stage of producing a motion picture. Principal photography generally takes from eight to twelve weeks to complete. Bad weather at locations, the illness of a cast or crew member, disputes with local authorities or labor unions, a director's or producer's decision to shoot scenes for artistic reasons, and other, often unpredictable, events can seriously delay the scheduled completion of principal photography and substantially increase its costs. If a motion picture reaches the production stage, it usually will be completed.

Post-production. Following principal photography is the post-production stage. During post-production, the motion picture film is edited to its final form. Music is added, as is dialogue and special effects. Music and film action are synchronized during this stage as the film is brought to its completed form. The picture negative is then readied for the production of release prints. While the post-production stage may extend for any period, depending upon editing difficulties or the addition of new material, on the average, post-production may take from approximately two to four months. Most motion pictures that reach the post-production stage are eventually completed and distributed.

Distribution of Motion Pictures

One of the most important aspects of the motion picture industry is distribution. Once a film is produced, it must be distributed. Distribution consists of selling domestic and international licenses that entitle a third party to exploit a motion picture and its underlying intellectual property in various markets and media.

Whether a major studio or an independent production company produces a motion picture, arrangements with various distributors must be developed. The only distinction between the distribution of major studio films and independent productions is that studios have close and long-standing distribution arrangements with various distributors in numerous distribution channels, whereas independent production companies must develop distribution arrangements on a film-by-film basis.

Generally, the local distributor will acquire distribution rights for a motion picture in one or more distribution channels from an independent producer. The local distributor will agree to advance the producer a non-refundable minimum guarantee. The local distributor will then generally receive a distribution fee of between 20% and 35% of receipts, while the producer will receive a portion of gross receipts in excess of the distribution fees, distribution expenses and moneys retained by exhibitors. The local distributor and theatrical exhibitor generally will enter into an arrangement providing for the exhibitor's payment to the distributor of a percentage (generally 40% to 50%) of the box-office receipts for the exhibition period, depending upon the success of the motion picture.

Most of the revenue produced by a film is usually generated during the first five years after the film's initial domestic theatrical release. Movies that are commercially successful may continue to generate revenue beyond five years from the re-licensing of distribution rights in certain media, including television and home video, and from the licensing of distribution rights with respect to new media and technologies. The timing of revenue received from the various sources varies from film to film. The markets for film product have been undergoing rapid changes due to technical and other innovations. As a consequence, the sources of revenue available have been changing rapidly and the relative importance of the various markets as well as the timing of such revenue have also changed and can be expected to continue to change.

Although there are no definitive statistics to determine the number of productions that are initiated with the intention of theatrical distribution, according to the Internet Movie Database, an Amazon.com company maintaining a catalog of over 250,000 films made since the beginning of the motion picture industry, over 5,000 movies were completed in the year ending December 31, 2002. Of those films, according to the MPAA, only 467 were released in theaters. Of those released in theaters, 281 films were not distributed by the major studios (Walt Disney Company, Sony Pictures Entertainment, Inc., Metro-Goldwyn-Mayer Inc., Paramount Pictures Corporation, Twentieth Century Fox Film Corp., Universal Studios, Inc., Warner Bros.) and their affiliates. Furthermore, of those 281 films, only a small number remained in theaters a period of time comparable to that of the major studio releases.

The following is a brief summary of each of the sources of revenue from motion pictures and the distinct distribution process associated with each. We expect our movies to generate revenue from all of these sources.

Theatrical Distribution

The distributor and theatrical exhibitor generally enter into license agreements providing for the payment by the exhibitor to the distributor of a percentage of box office receipts after deducting the exhibitor's overhead or a flat amount. The percentage generally ranges from 35% to 60% and may change for each week the film plays in a specific theater, depending on the motion picture's success at the box office. The balance, known as the gross film rental, is remitted to the distributor. The distributor then retains a distribution fee from the gross film rental and recovers the costs of distributing the film, consisting primarily of advertising, marketing, and production cost, and the cost of manufacturing release prints. The balance, if any, after recouping any advance or minimum guarantee previously paid is then paid to the producer based on a predetermined split between the producer and distributor.

Theatrical Distribution-United States

Recently, United States theatrical exhibition has generated a declining percentage of the total income earned by most pictures largely because of the increasing importance of cable and pay television, home video and other ancillary markets. Nevertheless, the total revenue generated in the United States theatrical market is still increasing and is still likely to account for a large percentage of revenue for a particular film. In addition, performance in the United States theatrical market generally has a profound effect on the value of the picture in other media and other markets. For a picture's initial theatrical release, the United States theater exhibitor will usually pay to a distributor a percentage of the box office receipts that is negotiated based upon the expected appeal of the motion picture. The percentage of box office receipts remitted to the distributor is known as film rentals and customarily diminishes during the course of the picture's theatrical run. Typically, the distributor's share of total box office receipts over the entire initial theatrical release period will average between 35% to 60%; the exhibitor will retain the remaining 40% to 65%. The exhibitor will also retain all receipts from the sale of food and drinks at the theater. Occasionally, an exhibitor will pay to the distributor a flat fee or percentage of the box office receipts against a guaranteed amount.

Theatrical Distribution-Foreign

While the value of the foreign theater market varies due to currency exchange rate fluctuations and the political conditions in the world or specific territories, it continues to provide a significant source of revenue for theatrical distribution. Because this market is comprised of a multiplicity of countries and, in some cases, requires the making of foreign language versions, the distribution pattern stretches over a longer period of time than does the United States theatrical market. Major studios usually distribute motion pictures in foreign countries through local entities. Distribution fees to these firms usually vary between 35% and 40% depending upon the territory or financial arrangements. These local entities generally will be either wholly owned by the distributor, a joint venture between the distributor and another motion picture company, or an independent agent or sub-distributor. These local entities may also distribute motion pictures of other producers, including some major studios. Film rental agreements with foreign exhibitors take a number of different forms, but typically provide for payment to a distributor for a fixed percentage of box office receipts or a flat amount. Risks associated with foreign distribution include fluctuations in currency values and government restrictions or quotas on the percentage of receipts that may be paid to the distributor, the remittance of funds to the United States and the importance of motion pictures to a foreign country.

Home Video

A motion picture typically becomes available for videocassette and digital videodisk or DVD distribution within four to six months after its initial domestic theatrical release. Home video distribution consists of the promotion and sale of videocassettes and DVD to local, regional and national video retailers who rent or sell cassettes and disks to consumers primarily for home viewing. Most films are sold at a wholesale price to video rental stores, which rent the cassettes and DVD to consumers. Owners of films generally do not share in rental income. Following the initial marketing period, selected films are re-marketed at a wholesale price for sale in cassette or DVD form to consumers. These "sell-through" arrangements are used most often with films that will appeal to a broad marketplace or to children. Some films are initially offered at a price designed for sell-through rather than rental when it is believed that the ownership demand by consumers will result in a sufficient level of sales to justify the reduced margin on each cassette or DVD sold.

The home video market in the Unites States and abroad has experienced substantial growth in the past several years and film industry analysts predict a period of continued growth. There are indications, however, that accessing movies "on demand" on a pay-per-view basis may be a viable alternative to video rental as new technology is developed in the future. This development may impact video rentals but would likely be offset by comparable increases in pay-per-view usage and profit margins due to lower distribution costs and lower prices for viewers plus the convenience of faster selection and at-home selection.

Certain foreign territories in particular have seen increased utilization of home video units due to the relative lack of diversified television programming. Sales of videocassettes have increased in such markets in recent years. Although growth in this area may slow because of an increase in television programming in such foreign territories, receipts from home video in these markets can be expected to continue to be significant. Home video arrangements in international territories are similar to those in domestic territories except that the wholesale prices may differ.

Television

Television rights are generally licensed first to pay-per-view for an exhibition period within six to nine months following initial U.S. theatrical release. Within twelve to fifteen months after the initial domestic release, the rights are then licensed to pay television, then in certain cases to free television for an exhibition period, and then to pay television again. These films are then syndicated to either independent stations or basic cable outlets.

Cable and Pay Television

Pay television rights include rights granted the cable, direct broadcast satellite, pay-per-view and other services paid for by subscribers. Pay television companies have entered into output contracts with one or more major motion picture production companies on an exclusive or non-exclusive basis to insure themselves a continuous supply of motion picture programming. Some pay television services have required exclusivity as a precondition for such contracts. Pay-per-view television allows subscribers to pay for individual programs, including recently released movies, on a per use basis. Pay television allows cable television subscribers to view such channels as HBO, Showtime, The Movie Channel, Lifetime, and A&E, which are offered by their cable system operators for a monthly subscription fee. Since groups of motion pictures are typically packaged and licensed for exhibition on television over a period of time, revenue from these television licensing "packages" may be received over a period that extends beyond five years from the initial domestic theatrical release of a particular film. Motion pictures are also packaged and licensed for television broadcast in international markets.

The pay television market is characterized by a large number of sellers and few buyers. However, the number of motion pictures utilized by these buyers is extremely large and a great majority of motion pictures that receive theatrical exhibition in the United States are shown on pay television.

Network Television

In the United States, broadcast network rights are granted to ABC, CBS, Fox, NBC or other entities formed to distribute programming to a large group of stations. The commercial television networks in the United States license motion pictures for a limited number of exhibitions during a period that usually commences two to three years after a motion picture's initial theatrical release. During recent years, only a small percentage of motion pictures have been licensed to network television, and the fees paid for such motion pictures have declined. This decline is generally attributed to the growth of the pay television and home video markets, and the ability of commercial television networks to produce or acquire made-for-television motion pictures at a lower cost than license fees previously paid for theatrical motion pictures.

Television Syndication

Distributors also license the right to broadcast a motion picture on local, commercial television stations in the United States, usually for a period commencing five years after initial theatrical release of the motion picture, but earlier if the producer has not entered into a commercial television network license. This activity, known as syndication, has become an important source of revenue as the number of, and competition for programming among, local television stations has increased.

Foreign Television Syndication

Motion pictures are now being licensed in the foreign television market in a manner similar to that in the United States. The number of foreign television stations as well as the modes of transmission has been expanding rapidly, and the value of such markets has been likewise increasing and should continue to increase.

Producers may license motion pictures to foreign television stations during the same period they license such motion pictures to television in the Unites States. Governmental restrictions and the timing of the initial foreign theatrical release of the motion pictures in a particular country may delay the exhibition of a motion picture in that country.

International Markets Growth and Tastes

Motion picture distributors and producers derive revenue from international markets in the same media as domestic markets. The growth of foreign revenue has been dramatic, and now accounts for more than half of the total revenue of many films. The increase in revenue is currently being driven primarily from the growth of television abroad. The increase in foreign television viewers and foreign revenue is likely to continue. Although the increased level of foreign viewers affects the revenue of most films, the effect is not uniform. Action films and films with major stars benefit most from foreign revenue as compared to films with uniquely American themes with unknown actors.

Non-Theatrical and Other Rights

Films may be licensed for use by airlines, schools, public libraries, community groups, the military, correctional facilities, cruise ships and others. In addition, rights may be licensed to merchandisers for the manufacture of
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products related to a film, such as video games, toys, posters, apparel and other merchandise. Rights may also be licensed for sequels to a film, for television programming based on a film or for related book publications.

Independent Film Production and Distribution

The film production process, including development, pre-production, and production, for independent production companies not backed by major studios, such as ours, and the major studios is essentially the same. However, independent producers typically create motion pictures at substantially lower average production costs than major studios. According to the MPAA, major studios typically release films with direct production costs ranging from $25 million to in excess of $100 million, and from 1990 to 2000, the major studios' average production costs, including overhead and capitalized interest, commonly referred to as "negative cost," have increased from $26.8 million to $54.8 million. According to industry studies by Paul Kagan Associates, the trend on the part of major studios toward wider-release blockbusters over the past ten years has led to a decline in profitability, while the efficiency, which is measured by Paul Kagan Associates as the ratio of a film's estimated revenue against negative and releasing costs, and quality of smaller production films have been on the rise.

Generally, independent production companies do not have access to the extensive capital required to make big budget motion pictures, such as the "blockbuster" product produced by the major studios. They also do not have the capital necessary to maintain the substantial overhead that is typical of such studios' operations. Independent producers target their product at specialized markets and usually produce motion pictures with budgets of less than $25 million. Generally, independent producers do not maintain significant infrastructure. They instead hire only creative and other production personnel and retain the other elements required for development, pre- production, principal photography and post-production activities on a project-by-project basis. Also, independent production companies typically finance their production activities from bank loans, pre-sales, equity offerings, co-productions and joint ventures rather than out of operating cash flow. They generally complete financing of an independent motion picture prior to commencement of principal photography to minimize risk of loss.

CANADA'S ROLE IN THE MOTION PICTURE INDUSTRY

Canada

Over the past several years, the Canadian film industry has grown and matured, and at present, it represents approximately a CDN$3 billion annual business (source: PriceWaterhouseCoopers, L.L.P., The Film & Television Production
Industry: A Study For The District of North Vancouver, May 2000). At the same time as the Canadian domestic industry has matured, Canada has become a leading location for internationally originated productions. Over the past few years, U.S. studios, television networks and cable services have increasingly produced in Canada, attracted by the low Canadian dollar, first-class Canadian casts, crews, locations and facilities and government support for the industry. U.S. companies with a strong presence in Canada include major U.S. studios, such as Paramount, The Walt Disney Company, Universal Pictures and Columbia Tri-Star; U.S. networks, such as ABC, NBC, CBS, Fox and PAXTV; cable services, such as Showtime, TNT, Disney Channel and HBO; and film companies, such as The Hearst Corporation and Saban Entertainment, Inc.

European and Asian film companies have also found Canada to be an attractive location and have often been able to access Canada's numerous international film and television co-production treaties. Of Canada's ten provinces and three territories, the provinces of British Columbia, Ontario and Quebec are most actively involved in the television and motion picture production industries, and many other provinces are actively soliciting this business.

The Province of British Columbia

The Province of British Columbia is the third largest film production center in North America - behind Los Angeles and New York. According to the British Columbia Film Commission, more than 200 productions were filmed in British Columbia in 2001, 40 of them being feature films having an aggregate production budget of more than CDN$750 million. British Columbia has more than 70 post-production facilities, 50 shooting stages and two water tank facilities. Lions Gate Studios and Vancouver Film Studios are two of the largest film and television studio facilities in Canada. The Bridge Studios, located in Burnaby, has one of the largest special effects stages in North America.

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Some of the major motion pictures filmed in British Columbia in recent years include: Along Came A Spider, Antitrust, Ecks vs. Sever, Dreamcatcher, Get Carter, Insomnia, I Spy, Legends of the Fall, Mission to Mars, The Pledge, Reindeer Games, Romeo Must Die, Rumble in the Bronx, Saving Silverman, The Sweet Hereafter, 13th Warrior, 3000 Miles to Graceland, Spiderman, X-Men 2, and Fantastic Four.

Government Financing Initiatives

Canadian Government Financial Support

The Canadian Film Development Corporation, also known as Telefilm Canada, provides financial assistance in the form of equity investments, interest free and low interest loans, development and interim financing. Canadian film and television productions that have significant Canadian creative, artistic and technical content and that meet certain published criteria qualify for financial assistance. Telefilm Canada's provincial counterparts in Quebec, Ontario, Manitoba, Saskatchewan, British Columbia, New Brunswick and Nova Scotia also provide financial support to qualifying Canadian content productions. In 1996, the Canadian federal government established the Canada Television and Cable Production Fund (now operating as the CTF), a government-cable industry partnership that combined the former Cable Production Fund, Telefilm Canada's Canadian Broadcast Program Development Fund and a CDN$100 million contribution from the Department of Canadian Heritage to form an approximately CDN$200 million per year television funding initiative.

British Columbia Government Financial Support

The Province of British Columbia provides two financing initiatives for the development and production of motion pictures through British Columbia Film. The first initiative, the Development Fund provides development funding to feature films, dramatic or animated television projects or documentaries that have secured recent development commitments from a broadcaster or distributor. A non-recoupable advance, matching a percentage of the broadcast or distribution commitment, to a maximum of CDN$30,000 for each project is available. The second financing initiative, the Feature Film Production Fund, provides up to CDN$250,000 for the production of each selected fictional, animated or documentary feature-length film projects.

Tax Credits.

The Canadian federal government provides a refundable tax credit for eligible Canadian-content film or video productions produced by qualified corporations having a permanent establishment in Canada. The Canadian federal tax credit is for a maximum amount of 25% of eligible production costs. In addition to the federal Canadian-content tax credits, most provinces provide additional tax credit programs, ranging from 9.6% to 22.5%. In British Columbia, the tax credit is 20% to 35.5%, depending on location and training provided.

The Canadian federal government "production services" tax credit for eligible film and television productions produced in Canada, but which do not otherwise qualify as Canadian content is equal to 16% of qualifying Canadian labor expenditures. Assuming that Canadian labor expenditures generally represent approximately 50% of the total production budget, the Canadian federal production services tax credit will net applicants approximately 8% of total production costs. Most provincial governments have also introduced refundable production services tax credit programs at a rate ranging from 5.5% to 17.5% of eligible production costs. In British Columbia, the tax credit is 11% to 17% depending on location.

Co-Production Treaties.

Canada is a party to film and/or television co-production treaties with over 50 countries, which enables co-productions to qualify as local content and thus be eligible for government assistance and financing in more than one country, which reduces the cost of production. The most active relationship has traditionally been with France, but recently the United Kingdom has become a close second in volume of production.

OUR BUSINESS

We are committed to the development and production of commercially salable feature-length motion pictures that can be produced for up to $10 million, but which have enduring value in all media. We anticipate not only acquiring rights
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and producing motion pictures but also capitalizing on other marketing opportunities associated with these properties. We intend to exploit all available rights in each film, including the publishing and promotion of music, the incorporation of original songs on the sound track for subsequent use in promotion, sound track albums and story-telling records and the licensing of merchandising rights.

We do not have sufficient capital to independently finance our own productions. Accordingly, most of our financial resources will be devoted to financing development activities, which include the acquisition of screenplays, and underlying literary works (such as books and plays). The ability to create or identify and develop commercially viable properties that can be produced by us will be important for our success. In that regard, we believe that a key element to our success will be the reputations of Messrs. Mills and Thomas in the Vancouver film community and their access to and relationships with creative talent including actors, writers and directors.

We plan to employ a flexible strategy in developing and producing our motion picture and film properties. We will use our own capital and financial resources to develop a project to the point where it is ready to go into production. For each motion picture, we will assemble a business plan for presentation to prospective investors and financiers, consisting of the screenplay, a budget, shooting schedule, production board and the commitment by a recognizable actor or director.

We believe that we should be able to secure recognizable talent based on the attractiveness of the screenplay but we may also offer, as an added incentive, grants of our stock or options to acquire our stock. We will then secure the financing to produce the movie and make it available for distribution. The financing may come from, for example, the Canadian and British Columbia governments, financial institutions, lenders with profit participation, advances from distribution companies, accredited investors or a combination of sources.

The benefit of developing a project to this advanced stage is that we will have maximum leverage in negotiating production and financing arrangements. Nevertheless, there may be situations when we may benefit from financial assistance at an earlier stage. These occasions may be necessary as a result of lengthy development of a screenplay, the desirability of commissioning a screenplay by a highly paid writer, the acquisition of an expensive underlying work, or a significant financial commitment to a director or star.

It is common for motion picture producers to grant contractual rights to actors, directors, screenwriters, and other creative and financial contributors to share in revenue or net profits from the motion picture. Except for the most sought-after talent, these third-party participants are generally paid after all distribution fees, marketing expenses, direct production costs and financing costs are recouped in full. We plan to be flexible in compensating talent. We are not averse to entering into profit sharing arrangements. We will also consider the use of our securities to reward the actors and other participants in a successful motion picture.

Motion picture revenue is derived from the worldwide licensing of a motion picture to several distinct markets, each having its own distribution network and potential for profit. The selection of the distributor for each of our feature films will depend upon a number of factors. Our most basic criterion is whether the distributor has the ability to secure bookings for the exhibition of the film on satisfactory terms. We will consider whether, when and in what amount the distributor will make advances to us. We will also consider the amount and manner of computing distribution fees and the extent to which the distributor will guarantee certain print, advertising and promotional expenditures. We will not attempt to obtain financing for the production of a particular film unless we believe that adequate distribution arrangements for the film can be made.

No assurance can be given that our feature films, if produced, will be distributed and, if distributed, will return our initial investment or make a profit. To achieve the goal of producing profitable feature films, we plan to be extremely selective in our choice of literary properties and exercise a high degree of control over the cost of production. Although we plan to produce films that will generate substantial box office receipts, we will produce our films in a fiscally conservative manner. We believe that it is possible for a feature film to return the initial investment and show a profit based on an average box office run, with residuals from the sale of ancillary rights adding to cash flow in future years. By keeping strict control of our costs, we will strive for consistent and profitable returns on our investment.

Feature Film Production

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Feature film production does not require the ownership of expensive equipment.
All the necessary equipment needed to engage in every aspect of the film production process can be rented or borrowed for the period in which it is needed. This is standard operating procedure for all production companies within the industry and we plan to follow this procedure in our productions. Such rentals and temporary equipment are accounted for in the budget of each film in what are called the "below the line" costs that are directly charged to the production or the cost of "manufacturing" the film. We plan to rent whatever equipment is needed for the shortest period of time and to coordinate its use to avoid idle time.

Essential to our success will be the production of high quality films with budgets up to $10 million that have the potential to be profitable. We will not engage in the production of X-rated material. We plan to make motion pictures that appeal to the tastes of the vast majority of the movie-going public. Our films will be cast into a wide range of genres. All movies that may be produced will be suitable for domestic and international theatrical exhibition, pay cable, network and syndicated television, as well as all other ancillary markets.

The low budgets, within which we intend to operate, will serve the dual purpose of being low enough to limit our downside exposure and high enough to pay for a feature film with accomplished actors or directors that appeal to the major markets. The market pull of the talent to be used must justify their fees by helping to attract advances. Our budgets must remain small enough so that a large percentage of our capital is not put at risk. We intend to produce projects with built-in break-even levels that can be reached with ancillary and foreign distribution revenue. If the movie crosses-over into a wide national distribution release, we can potentially generate a large profit because our share is not limited as with ancillary and foreign revenue.

In order to produce quality motion pictures for relatively modest budgets, we will seek to avoid the high operating expenses that are typical of major U.S. studio productions. We do not plan on having high overhead caused by large staffs, interest charges, substantial fixed assets, and the investment in a large number of projects never produced. Central to our plan for reducing costs will be the production of our motion pictures in Vancouver, British Columbia, Canada. Vancouver provides an ample talent base, a wide range of auxiliary services such as post production facilities, sound stages and animation studios, and an extremely diverse selection of filming locations. This, in conjunction with an extremely favorable exchange rate and competitive wage rates, will enable us to produce motion pictures for far lower production costs than a similar quality production in the United States. Additionally, we believe that by maintaining a smaller, more flexible staff with fewer established organizational restrictions we can further reduce costs through better time management than is possible in a major studio production.

We also plan to enter into co-productions with experienced and qualified production companies in order to become a consistent supplier of motion pictures to distributors in the world markets. With dependable and consistent delivery of product to these markets, we believe that distribution arrangements can be structured which will be equivalent to the arrangements made by major studios. If we enter into a co-production we do not want to relinquish control of the project, so we intend to provide up to 50% of the funds required by the production. We may obtain our portion of the production costs from third parties in the form of debt financing, profit participation or government financing. We can give no assurance that we will be able to secure such financing, and as such, we may be required to relinquish control of the project. If we lose control of the project then we will likely be unable to influence the production, sale, distribution or licensing of the film.

Primary responsibility for the overall planning, financing and production of each motion picture will rest with our officers. For each motion picture we will employ an independent film director who will be responsible for, or involved with, many of the creative elements, such as direction, photography, and editing. All decisions will be subject to budgetary restrictions and our business control, although we will permit an independent director to retain reasonable artistic control of the project, consistent with its completion within strict budget guidelines and the commercial requirements of the picture.

Financing Strategy

We will not be able to produce a feature film on our own with the proceeds of this offering without additional outside financing and the deferral of certain production costs. Wherever possible we will attempt to make arrangements with providers of goods and services to defer payment until a later stage in the production and financing cycle. Once a film package has been assembled, there are various methods to obtain the funds needed to complete the production of a movie. Examples of financing alternatives include the assignment of our rights
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in a film to a joint venture or a co-producer. Also, we may form a limited liability company or partnership where we will be the managing member or the general partner. In addition we may obtain favorable pre-release sales or pre-licensing commitments from various end-users such as independent domestic distributors, foreign distributors, cable networks, and video distributors. These various techniques, which are commonly used in the industry, can be combined to finance a project without a major studio financial commitment.

By virtue of our location in British Columbia, Canada, we may be able to obtain financial support from Telefilm Canada and British Columbia Film. By operating in British Columbia and maintaining a permanent establishment in Vancouver, we expect to be able to borrow against tax credits obtained through Canadian federal and provincial production services tax credits. These tax credits will enable to us to recover 27% to 33% of eligible labor costs, or approximately 13.5% to 16.5% of our total production budget. Canadian banks commonly allow producers to borrow against such tax credits in producing motion pictures. Our location in Canada may also allow us to access foreign government financing through international co-productions with treaty countries.

We may use any one or a combination of these or other techniques to finance our films. We anticipate that any financing method will permit us to maintain control over the production. There can be no assurance that we will be able to successfully arrange for such additional financing and to the extent we are unsuccessful, our production activities may be adversely affected.

As part of our financing strategy, we may use some of the proceeds of this offering that is allocated to movie production to be used as an advance payment to secure the services of a star actor. This will assure the actor's services and will assist us in obtaining financing to produce the movie.

Distribution Arrangements

Effective distribution is critical to the economic success of a feature film, particularly when made by an independent production company. We have not as yet negotiated agreements for the distribution of our films.

We intend to release our films in the United States through existing distribution companies, primarily independent distributors. We will retain the right for ourselves to market the films on a territory-by-territory basis throughout the rest of the world and to market television and other uses separately. In many instances, depending upon the nature of distribution terms available, it may be advantageous or necessary for us to license all, or substantially all, distribution rights through one major distributor.

It is not possible to predict, with certainty, the nature of the distribution arrangements, if any, which we may secure for our motion pictures.

To the extent that we engage in foreign distribution of our films, we will be subject to all of the additional risks of doing business abroad including, but not limited to, government censorship, currency fluctuations, exchange controls, greater risk of "piracy" copying, and licensing or qualification fees.

Competition

The motion picture industry is intensely competitive. Competition comes from companies within the same business and companies in other entertainment media that create alternative forms of leisure entertainment. The industry is currently evolving such that certain multinational multimedia firms will be able to dominate because of their control over key film, magazine, and television content, as well as key network and cable outlets. These organizations have numerous competitive advantages, such as the ability to acquire financing for their projects and to make favorable arrangements for the distribution of completed films.

We will be competing with the major film studios that dominate the motion picture industry. Some of these firms we compete with include: News
Corporation's Twentieth Century Fox; AOL Time Warner's Warner Bros. including Turner, New Line Cinema and Castle Rock Entertainment; Viacom's Paramount Pictures; Vivendi Universal's Universal Studios; Sony Corp.'s Sony Pictures including Columbia and TriStar; Walt Disney Company's Buena Vista, Touchstone and Miramax and Metro-Goldwyn-Mayer including MGM Pictures, UA Pictures, Orion and Goldwyn. We will also compete with numerous independent motion picture production companies, television networks, and pay television systems, for the acquisition of literary properties, the services of performing artists,
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directors, producers, and other creative and technical personnel, and production financing. Nearly all of the firms we will compete with are organizations of substantially larger size and capacity, with far greater financial and personnel resources and longer operating histories, and may be better able to acquire properties, personnel and financing, and enter into more favorable distribution agreements. In addition, our films will compete for audience acceptance with motion pictures produced and distributed by other companies. Our success will be dependent on public taste, which is both unpredictable and susceptible to rapid change.

As an independent film production company, we most likely will not have the backing of a major studio for production and distribution support; and consequently, we may not be able to complete a motion picture, and if we do, we may not be able to make arrangements for exhibition in theaters. Our success in theaters may determine our success in other media markets.

In order to be competitive, we intend to create independent motion pictures of aesthetic and narrative quality comparable to the major film studios that appeal to a wide range of public taste both in the United States and abroad. By producing our films in Canada we believe that we will be able to significantly reduce production costs, and thereby offer our films to distributors at extremely competitive pricing. We plan to be very selective when choosing literary properties to develop. We plan to produce our motion pictures efficiently, by employing talented and established professionals with experience in the industry. Also, we plan on exploiting all methods of distribution available to motion pictures.

Intellectual Property Rights

Rights to motion pictures are granted legal protection under the copyright laws of the United States and most foreign countries, including Canada. These laws provide substantial civil and criminal penalties for unauthorized duplication and exhibition of motion pictures. Motion pictures, musical works, sound recordings, artwork, and still photography are separately subject to copyright under most copyright laws. We plan to take appropriate and reasonable measures to secure, protect, and maintain copyright protection for all of our pictures under the laws of the applicable jurisdictions. Motion picture piracy is an industry-wide problem. Our industry trade association provides a piracy hotline and investigates all piracy reports. The results of such investigations may warrant legal action, by the owner of the rights, and, depending on the scope of the piracy, investigation by the Federal Bureau of Investigation and/or the Royal Canadian Mounted Police with the possibility of criminal prosecution.

Under the copyright laws of Canada and the United States, copyright in a motion picture is automatically secured when the work is created and "fixed" in a copy. We intend to register our films for copyright with both the Canadian Copyright Office and the United States Copyright Office. Both offices will register claims to copyright and issue certificates of registration but neither will "grant" or "issue" copyrights. Only the expression (camera work, dialogue, sounds, etc.) fixed in a motion picture can be protected under copyright. Copyright in both Canada and the United States does not cover the idea or concept behind the work or any characters portrayed in the work. Registration with the appropriate office establishes a public record of the copyright claim.

To register a motion picture with the Canadian Copyright Office or the United States Copyright Office, a signed application; a complete copy of the motion picture being registered; a written description of the contents of the motion picture; and a filing fee must be sent to each respective office. A copyright registration is effective on the date the office receives all the required elements in acceptable form.

Ordinarily, a number of individuals contribute authorship to a motion picture, including the writer, director, producer, camera operator, editor, and others. Under the laws of both Canada and the United States, these individuals are not always considered the "authors," however, because a motion picture is frequently a "work made for hire." In the case of a work made for hire, the employer, not the individuals who actually created the work, is considered the author for copyright purposes. We intend all of our films to be works made for hire in which we will be the authors and thereby own the copyright to our films.

Canada's copyright law is distinguished from that of the United States by recognizing the moral rights of authors. Moral rights refer to the rights of authors to have their names associated with their work, and the right to not have their work distorted, mutilated or otherwise modified, or used in association with a product, service, cause or institution in a way that is prejudicial to their honor or reputation. Moral rights cannot be sold or
                                       23
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transferred, but they can be waived.  We intend that all individuals who contribute to the creation of any of our motion pictures will be required to waive any such moral rights that they may have in the motion picture.

For copyright purposes, publication of a motion picture takes place when one or more copies are distributed to the public by sale, rental, lease or lending, or when an offering is made to distribute copies to a group of persons (wholesalers, retailers, broadcasters, motion picture distributors, and the like) for purposes of further distribution or public performance. A work that is created (fixed in tangible form for the first time) on or after January 1, 1978, is automatically protected from the moment of its creation and is ordinarily given a term enduring for the author's life plus an additional 70 years after the author's death. For works made for hire, the duration of copyright will be 95 years from publication or 120 years from creation, whichever is shorter.

Although we plan to copyright all of our film properties and projects, there is no practical protection from films being copied by others without payment to us, especially overseas. We may lose an indeterminate amount of revenue as a result of motion picture piracy. Being a small company, with limited resources, it will be difficult, if not impossible, to pursue our various remedies.

Motion picture piracy is an international as well as a domestic problem. It is extensive in many parts of the world. In addition to the Motion Picture Association of America, the Motion Picture Export Association, the American Film Marketing Association, and the American Film Export Association monitor the progress and efforts made by various countries to limit or prevent piracy. In the past, these various trade associations have enacted voluntary embargoes of motion picture exports to certain countries in order to pressure the governments of those countries to become more aggressive in preventing motion picture piracy. The United States government has publicly considered trade sanctions against specific countries that do not prevent copyright infringement of American motion pictures. There can be no assurance that voluntary industry embargoes or United States government trade sanctions will be enacted. If enacted, such actions may impact the revenue that we realize from the international exploitation of our motion pictures. If not enacted or if other measures are not taken, the motion picture industry, including us, may lose an indeterminate amount of revenue as a result of motion picture piracy.

Censorship

An industry trade association, the Motion Picture Association of America, assigns ratings for age group suitability for domestic theatrical distribution of motion pictures under the auspices of its Code and Rating Administration. The film distributor generally submits its film to the Code and Rating Administration for a rating. We plan to follow the practice of submitting our pictures for ratings.

Television networks and stations in the United States as well as some foreign governments may impose additional restrictions on the content of a motion picture that may wholly or partially restrict exhibition on television or in a particular territory.

We will not engage in the production of X-rated material. We plan to make motion pictures that appeal to the tastes of the vast majority of the movie-going public. We plan to produce our motion pictures so there will be no material restrictions on exhibition in any major market or media. This policy may require production of "cover" shots or different photography and recording of certain scenes for insertion in versions of a motion picture exhibited on television or theatrically in certain territories.

There can be no assurance that current and future restrictions on the content of our films may not limit or affect our ability to exhibit our pictures in certain territories and media.

Theatrical distribution of motion pictures, in a number of states and certain jurisdictions, is subject to provisions of trade practice laws passed in those jurisdictions. These laws generally seek to eliminate the practice known as "blind bidding" and prohibit the licensing of films unless theater owners are invited to attend screenings of the film first. In certain instances, these laws also prohibit payment of advances and guarantees to film distributors by exhibitors.

Labor Laws

We are aware that the cost of producing and distributing filmed entertainment has increased substantially in recent years. This is due, among other things, to the increasing demands of creative talent as well as industry-wide collective
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bargaining agreements. Many of the screenplay writers, performers, directors and technical personnel in the entertainment industry who will be involved in our productions are members are guilds or unions that bargain collectively on an industry-wide basis. We have found that actions by these guilds or unions can result in increased costs of production and can occasionally disrupt production operations. If we are unable to operate or produce a motion picture, it may substantially harm our ability to earn revenue.

We will use non-unionized talent whenever possible to reduce our costs of production. Notwithstanding, many individuals associated with our productions, including actors, writers and directors, will be members of guilds or unions, which bargain collectively with producers on an industry-wide basis from time to time. Our operations will be dependent upon our compliance with the provisions of collective bargaining agreements governing relationships with these guilds and unions. Strikes or other work stoppages by members of these unions could delay or disrupt our activities. The extent to which the existence of collective bargaining agreements may affect us in the future is not currently determinable.

                             DESCRIPTION OF PROPERTY

We are presently leasing office space in downtown Vancouver at the rental rate of approximately $12,600 per year.

                                LEGAL PROCEEDINGS

Neither AMP Productions, Ltd., nor any of its officers or directors is a party to any material legal proceeding or litigation and such persons know of no material legal proceeding or contemplated or threatened litigation. There are no judgments against AMP Productions, Ltd. or its officers or directors. None of our officers or directors have been convicted of a felony or misdemeanor relating to securities or performance in corporate office.

          DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

The following sets forth our directors, executive officers, promoters and control persons, their ages, and all offices and positions held. Directors are elected for a period of one year and thereafter serve until their successor is duly elected by the shareholders. Officers and other employees serve at the will of the Board of Directors.


                                                  Term Period Served as
Name             Position                    Age  Director/Officer
---------------  --------------------------  ---  ---------------------
Thomas E. Mills  President, Treasurer,       36  03/03/03 to present
                 Director

Fidel Thomas     Vice-President, Secretary,  42  03/03/03 to present
                 Director

Thomas E. Mills serves as our President and Treasurer. Mr. Mills is a lawyer, practicing in British Columbia, Canada, who has a wide range of experience in the fields of entertainment law, securities, commercial transactions and e-commerce. After being called to the Bar of British Columbia in 1997, Mr. Mills began practicing as an associate with Danks & Company, a law firm with a practice limited to the entertainment industry. His experience while with Danks & Company was primarily in the areas of film production, finance and intellectual property. In 1998, Mr. Mills moved to the law firm of McRae, Holmes & King to practice in the area of commercial litigation, as an associate. Mr. Mills left McRae, Holmes & King in 2000, to take a position as in-house counsel for Healthnet International, Inc., a Colorado corporation with a head office in Vancouver, British Columbia having its shares quoted on the NASD OTC:BB (trading symbol HLNT). Healthnet was in the business of providing turn-key e-commerce solutions primarily to the health and nutraceutical industry. While working for Healthnet, Mr. Mills was responsible for commercial agreements, corporate governance, and compliance with securities regulations.
In 2001, Mr. Mills took the position of President of Scarab Systems, Inc., a privately held Nevada corporation in the business of providing electronic payment solutions to the e-commerce sector. In July 2002, Scarab Systems, Inc. was acquired by iRV, Inc., a Colorado corporation having its shares quoted on the NASD OTC:BB (trading symbol: IRVV), in a reverse takeover. Under the terms of the acquisition, Mr. Mills became the president and chief executive officer of iRV, Inc. On March 24, 2003, iRV, Inc. changed its name to Scarab Systems,

Inc. On July 30, 2004, Scarab Systems, Inc. changed its name to Torrent Energy Corporation. Mr. Mills resigned as an officer and director from Torrent Energy Corporation effective September 21, 2004. Mr. Mills has maintained a part-time legal practice since 2000, to which he devotes not more than 25 hours per week. Mr. Mills received his Bachelor of Laws degree from the University of British Columbia in 1996, and holds a Bachelor of Arts degree obtained from the University of Waterloo, Waterloo, Ontario in 1992.

Fidel Thomas serves as our Vice-President and Secretary. Mr. Thomas has been involved in the film business for more than twelve years. His career started in the United Kingdom with an independent film company, Time and Vision. There he served as head of development and was involved in all areas of the creative process in independent film production. In 1994, Mr. Thomas was offered a position at Johnson Family Films, where he took on a producers role. In 1996, he was an integral part of the critically acclaimed feature "The Mexican Stand Off," which was sold to six territories in Europe. In 1998 Mr. Thomas formed Inner Vision Images Motion Picture Corp., a consulting group that advises the independent film community on film production, finance and distribution. Mr. Thomas has been the President, Chief Executive Officer and a director of Inner Vision Images Motion Picture Corp. since 1998. Mr. Thomas obtained a degree in sociology at the University of East London, U.K., a degree in fine art at Kingsway University Central London, and a diploma in media practice/advanced screen writing at the Birkbeck College for extramural studies U.K.

                             EXECUTIVE COMPENSATION

To date we have no employees other than our officers. No compensation has been awarded, earned or paid to our officers. We have no employment agreements with any of our officers. We do not contemplate entering into any employment agreements until such time as we earn revenue.

There is no arrangement pursuant to which any director of AMP has been or is compensated for services provided as a director of AMP.

There are no stock option plans, retirement, pension, or profit sharing plans for the benefit of our officers or directors. We do not have any long-term incentive plans that provide compensation intended to serve as incentive for performance.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

We have issued common stock to the following officers, directors, promoters and beneficial owners of more than 5% of our outstanding securities.


                       Position with
Name                  AMP Productions        Shares    Consideration        Date
---------------  -------------------------  ---------  --------------  --------------
Thomas E. Mills  President, Treasurer       6,000,000  $600            March 23, 2003

Fidel Thomas     Vice-President, Secretary  2,000,000  $200            March 26, 2003

On March 2, 2003, we acquired options from Mr. Thomas, our Vice-President, Secretary and director, to two screenplays titled "Code Blue" and "Pelicula" for $2,500 each. Mr. Thomas became the Vice-President of AMP on March 3, 2003, and he later became a director of AMP on March 15, 2003. The price agreed upon for the options from Mr. Thomas was determined to be fair by our President, Thomas
E. Mills, without the benefit of third party advice or consultation. The options granted us the right, for a period of one year, to acquire all right, title and interest to the two screenplays for $10,000 and $20,000 respectively, plus contingent payments based on the following milestones for each screenplay that we make into a motion picture:

(i) If we make a motion picture based on the screenplay, and the budget for that motion picture exceeds CAD$1,500,000 then we shall pay Mr. Thomas additional compensation to make the price paid for the screenplay equal to the screenplay fee payable to a writer pursuant to the most current Independent Production Agreement of the Writer's Guild of Canada. According to the Writer's Guild of Canada, the screenplay fee for 2003 is $45,450.

(ii) If we make a motion picture based on the screenplay, we will pay to Mr. Thomas 3% of our net profits from the motion picture, or any television series, pilot or movie-of-the-week derived from the screenplay.

Each of the options was extended for a further period of one year on March 2, 2004.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

As of September 30, 2004, the following table sets forth information known by our management regarding beneficial ownership of our common stock at the date of this prospectus by: each person known by us to own, directly or beneficially, more than 5% of our common stock; each of our executive officers and directors; and, all of our officers and directors as a group.

Except as otherwise indicated, our management believes that the beneficial owners of the common stock listed below, based on information furnished by the owners, own the shares directly and have sole investment and voting power over the shares.

Name                                                Number of Shares       %
----                                                ----------------       -

Thomas E. Mills                                     6,000,000             66%

Fidel Thomas                                        2,000,000             22%

Directors and officers as a group (two persons)     8,000,000             88%

The address for all officers and directors is 500-666 Burrard Street, Vancouver, British Columbia, Canada, V6C 2X8.

Messrs. Mills and Thomas are promoters of AMP.

                              PLAN OF DISTRIBUTION

Currently, we plan to sell our common stock through Fidel Thomas, who is our Vice-President and Secretary. Mr. Thomas will not receive any commission from the sale of any common stock. Mr. Thomas will not register as a broker/dealer under Section 15 of the Securities Exchange Act of 1934 (the "Exchange Act") in reliance upon Rule 3a4-1. Rule 3a4-1 sets forth those conditions under which a person associated with an issuer may participate in the offering of the issuer's securities and not be deemed to be a broker-dealer. These conditions are as follows:

1. The person is not subject to a statutory disqualification, as that term is defined in Section 3(a)(39) of the Exchange Act, at the time of his participation;

2. The person is not compensated in connection with his participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities;

3. The person is not, at the time of their participation, an associated person of a broker-dealer; and

4. The person meets the conditions of paragraph (a)(4)(ii) of Rule 3a4-1 of the Exchange Act in that she (a) primarily performs, or is intended to primarily perform at the end of the offering, substantial duties for or on behalf of the Issuer otherwise than in connection with transactions in securities; and (b) is not a broker-dealer, or an associated person of a broker-dealer, within the preceding twelve (12) months; and (c) does not participate in selling and offering of securities for any Issuer more than once every twelve (12) months other than in reliance on paragraphs (a)(4)(i) or (a) (4) (iii) of the Exchange Act.

     Mr. Thomas is not subject to disqualification, is not being compensated, and is not associated with a broker-dealer. Mr. Thomas is and will continue to be one of our officers and directors at the end of the offering and, during the last twelve months, he has not been and is not currently a broker-dealer nor associated with a broker-dealer. Mr. Thomas will not participate in selling or offering securities for any issuer more than once every twelve months.

     This offering is limited only to residents of Canada and Europe.

                          DESCRIPTION OF THE SECURITIES

We are currently authorized to issue 100,000,000 shares of $0.0001 par value common stock. All shares are equal to each other with respect to liquidation and dividend rights. Holders of voting shares are entitled to one vote for each share that they own at any shareholders' meeting. Holders of our shares of common stock do not have cumulative voting rights.

Holders of shares of common stock are entitled to receive such dividends as may be declared by the Board of Directors out of funds legally available. Upon liquidation, holders of shares of common stock are entitled to participate pro-rata in a distribution of assets available for such distribution to shareholders. There are no conversion, preemptive or other subscription rights or privileges with respect to any shares.

Our Articles of Incorporation do not provide for the issuance of any other securities.

      DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT
                                   LIABILITIES

Article Twelfth of our Articles of Incorporation provides, among other things, that no director or officer of the Corporation shall be personally liable to the Corporation or any of its stockholders for damages for breach of fiduciary duty as a director or officer involving any act or omission of any such director or officer; provided, however, that the foregoing provision shall not eliminate or limit the liability of a director or officer (i) for acts or omissions which involve intentional misconduct, fraud or a knowing violation of law, or (ii) the payment of dividends in violation of Section 78.300 of the Nevada Revised Statutes.
Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.
In the event that any claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  LEGAL MATTERS

The validity of the shares of common stock offered by us will be passed upon by Conrad C. Lysiak, Esq., of Spokane, Washington.

                                     EXPERTS

Our balance sheet as of March 31, 2004, and the related statements of operations and deficit accumulated during the development stage, cash flows and stockholders' equity as of and for the year ended March 31, 2004, have been included herein in reliance on the report of Moore Stephens Ellis Foster Ltd., Chartered Accountants, given on the authority of that firm as experts in accounting and auditing.

                              AVAILABLE INFORMATION

We are not required to deliver an annual report to our security holders and we do not intend to do so. We are required to file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange

Commission. Our Securities and Exchange Commission filings are available to the public over the Internet at the SEC's website at http://www.sec.gov.

You may also read and copy any materials we file with the Securities and Exchange Commission at the SEC's public reference room at 450 Fifth Street N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference rooms.

We have filed with the Securities and Exchange Commission a registration statement on Form SB-2, under the Securities Act with respect to the securities offered under this prospectus. This prospectus, which forms a part of that registration statement, does not contain all information included in the registration statement. Certain information is omitted and you should refer to the registration statement and its exhibits. With respect to references made in this prospectus to any contract or other document of AMP, the references are not necessarily complete and you should refer to the exhibits attached to the registration statement for copies of the actual contract or document. You may review a copy of the registration statement at the SEC's public reference room. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference rooms. Our filings and the registration statement can also be reviewed by accessing the SEC's website at http://www.sec.gov.

                          INDEX TO FINANCIAL STATEMENTS

                              AMP PRODUCTIONS, LTD.
                          (A DEVELOPMENT STAGE COMPANY)

                                                                           Pages
                                                                           -----

FINANCIAL STATEMENTS FOR THE THREE AND SIX MONTH
PERIODS ENDED SEPTEMBER 30, 2004 (UNAUDITED)

Balance Sheet................................................................F-2
Statement of Operations and Deficit..........................................F-3
Statement of Cash Flows......................................................F-4
Statement of Stockholders Equity.............................................F-5
Notes to Financial Statements......................................F-6 thru F-11


FINANCIAL STATEMENTS FOR THE FISCAL YEAR ENDED MARCH 31, 2004
AND FOR THE PERIOD FROM INCEPTION (FEBRUARY 27, 2003) TO MARCH 31, 2003

Report of Independent Auditors..............................................F-12
Balance Sheet...............................................................F-13
Statement of Operations and Deficit.........................................F-14
Statement of Cash Flows.....................................................F-15
Statement of Stockholders Equity............................................F-16
Notes to Financial Statements.....................................F-17 thru F-22


AMP PRODUCTIONS, LTD.
(A development stage company)

Balance Sheet
September 30, 2004
(Unaudited - Prepared by Management)
(EXPRESSED IN U.S. DOLLARS)

                                                                         September 30, 2004                      March 31, 2004
ASSETS

CURRENT
  Cash and cash equivalents                                              $ 61,769                                $  9,124

SCREENPLAYS (Note 5)                                                            -                                       -
-------------------------------------------------------------------------------------------------------------------------------

TOTAL ASSETS                                                             $ 61,769                                $  9,124
===============================================================================================================================

LIABILITIES AND STOCKHOLDERS' DEFICIENCY

LIABILITIES

CURRENT
  Accounts payable and accrued liabilities                               $      2                                $ 11,469
  Due to related parties (Note 5)                                           2,000                                   5,000
  Promissory note and accrued interest (Note 3)                                 -                                  10,324
-------------------------------------------------------------------------------------------------------------------------------

TOTAL LIABILITIES                                                           2,002                                  26,793
===============================================================================================================================

STOCKHOLDERS' DEFICIENCY

SHARE CAPITAL
  Authorized:
    100,000,000 common shares with a par value of $0.0001 per share
  Issued and outstanding:  9,063,400 common shares                            906                                     810
                           (March 31, 2004 - 8,098,000)
ADDITIONAL PAID-IN CAPITAL                                                101,234                                   4,790

(DEFICIT) ACCUMULATED DURING THE DEVELOPMENT STAGE                        (42,373)                                (23,269)
-------------------------------------------------------------------------------------------------------------------------------

TOTAL STOCKHOLDERS' EQUITY (DEFICIT)                                       59,767                                 (17,669)
-------------------------------------------------------------------------------------------------------------------------------

TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT                              $ 61,769                                $  9,124
===============================================================================================================================

THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE FINANCIAL STATEMENTS.


AMP PRODUCTIONS, LTD.
(A development stage company)

Statement of Stockholders' Deficiency
For the period from February 27, 2003 (inception) to September 30, 2004
(Unaudited - Prepared by Management)
(EXPRESSED IN U.S. DOLLARS)

                                                                                    Deficit              Total
                                                 Common stock       Additional      accumulated during   stockholders'
                                             Shares     Amount   paid-in capital    development stage    deficiency

Issuance of common stock for cash
  March 3, 2003, $0.0001 per share           8,000,000  $800     $      -           $      -             $    800

Screenplays transferred from a shareholder           -     -       (5,000)                 -               (5,000)

Comprehensive income (loss)
  Loss for the period                                -     -            -             (8,216)              (8,216)
---------------------------------------------------------------------------------------------------------------------

Balance, March 31, 2003                      8,000,000  $800     $ (5,000)          $ (8,216)            $(12,416)
---------------------------------------------------------------------------------------------------------------------

Issuance of common stock for cash
  March 19, 2004, $0.0001 per share             98,000    10        9,790                  -                9,800

Comprehensive income (loss)
  Loss for the period                                -     -            -            (15,053)             (15,053)
---------------------------------------------------------------------------------------------------------------------

Balance, March 31, 2004                      8,098,000  $810     $  4,790           $(23,269)            $(17,669)
---------------------------------------------------------------------------------------------------------------------

Issuance of common stock for cash
  April 1, 2004 to June 16, 2004               965,400  $ 96     $ 96,444                  -               96,540

Comprehensive income (loss)
  Loss for the period                                -     -            -            (19,104)             (19,104)
---------------------------------------------------------------------------------------------------------------------

Balance, September 30, 2004                  9,063,400  $906     $101,234           $(42,373)            $ 59,767
=====================================================================================================================

THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE FINANCIAL STATEMENTS.


AMP PRODUCTIONS, LTD.
(A development stage company)

Statement of Operations
(Unaudited - Prepared by Management)
(EXPRESSED IN U.S. DOLLARS)
                                          Cumulative
                                         February 27          Three          Three
                                                2003         Months         Months     Six Months      SixMonths
                                      (inception) to          Ended          Ended          Ended          Ended
                                        September 30   September 30   September 30   September 30   September 30
                                                2004           2004           2003           2004           2003

GENERAL AND ADMINISTRATIVE EXPENSES
  Accounting                          $    7,955       $    3,358     $    3,028     $    2,231     $   3,827
  Consulting                               8,427            3,000              -          3,000             -
  Interest and bank charges                1,298               23             76            294           151
  Legal                                    5,105           (1,408)         1,162         (1,408)        5,633
  Listing and filing fees                  5,111              111              -            661             -
  Office                                  15,575           10,313             18         15,417            77
  Printing                                 1,000                -              -              -             -
  Transfer Expenses                          801                -              -            801             -
----------------------------------------------------------------------------------------------------------------

OPERATING (LOSS)                         (45,272)         (15,397)        (4,284)       (20,996)       (9,688)
----------------------------------------------------------------------------------------------------------------

OTHER INCOME
  Foreign exchange gain (loss)             2,899              628              -          1,892             -
----------------------------------------------------------------------------------------------------------------

NET LOSS FOR THE PERIOD               $  (42,373)      $  (14,769)    $   (4,284)    $  (19,104)    $  (9,688)
----------------------------------------------------------------------------------------------------------------

BASIC AND DILUTED LOSS PER SHARE                       $    (0.00)    $    (0.00)    $    (0.00)    $   (0.00)
================================================================================================================

WEIGHTED AVERAGE NUMBER OF
  COMMON SHARES OUTSTANDING
  - basic and diluted                                    8,337,514      8,000,000      8,286,671     8,000,000
================================================================================================================

THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE FINANCIAL STATEMENTS.


AMP PRODUCTIONS, LTD.
(A development stage company)

Statement of Cash Flows
(Unaudited - Prepared by Management)
(EXPRESSED IN U.S. DOLLARS)
                                                    Cumulative
                                                   February 27          Three          Three            Six            Six
                                                          2003         Months         Months         Months         Months
                                                (inception) to          Ended          Ended          Ended          Ended
                                                  September 30   September 30   September 30   September 30   September 30
                                                          2004           2004           2003           2004           2003

CASH FLOWS FROM (USED IN) OPERATING ACTIVITIES
Loss for the period                             $(42,373)        $(14,769)      $(4,284)       $(19,104)      $(9,688)
Changes in non-cash working capital items:
  - increase (decrease) in accounts payable
 and accrued liabilities                               2           (3,483)        4,190         (11,467)        3,804
--------------------------------------------------------------------------------------------------------------------------

                                                 (42,371)         (18,252)          (94)        (30,571)       (5,884)
--------------------------------------------------------------------------------------------------------------------------

CASHFLOWS USED IN INVESTING ACTIVITIES
  purchase of screenplays                         (3,000)          (1,350)            -          (3,000)            -
  payment of promissory note                     (10,000)               -             -         (10,000)            -
--------------------------------------------------------------------------------------------------------------------------

                                                 (13,000)          (1,350)            -         (13,000)            -
--------------------------------------------------------------------------------------------------------------------------

CASH FLOWS FROM FINANCING ACTIVITIES
  Promissory note                                 10,000                -            76            (324)          151
  Proceeds from issuance of common stock         107,140                -             -          96,540             -
--------------------------------------------------------------------------------------------------------------------------

                                                 117,140                -            76          96,216           151
--------------------------------------------------------------------------------------------------------------------------

INCREASE IN CASH AND CASH EQUIVALENTS             61,769          (19,602)          (18)         52,645        (5,733)

CASH AND CASH EQUIVALENTS, beginning of
period                                                 -           81,371            70           9,124         5,785
--------------------------------------------------------------------------------------------------------------------------

CASH AND CASH EQUIVALENTS, end of period        $ 61,769         $ 61,769       $    52        $ 61,769       $    52
==========================================================================================================================

SUPPLEMENTAL INFORMATION:
  Non-cash investing activities:
Screenplays                                     $ (5,000)        $      -       $     -        $      -       $     -
==========================================================================================================================

THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE FINANCIAL STATEMENTS.

                              AMP PRODUCTIONS, LTD.
(A development stage company)
Notes to Financial Statements
September 30, 2004
(Unaudited - Prepared by Management)
(EXPRESSED IN U.S. DOLLARS)
---------------------------

1.     INCORPORATION  AND  CONTINUANCE  OF  OPERATIONS

The Company was formed on February 27, 2003 under the laws of the State of Nevada. The Company has not commenced planned principal operations, producing filmed entertainment. The company is considered a development stage company as defined in SFAS No. 7. The Company has an office in Vancouver, Canada.

These financial statements have been prepared in accordance with generally accepted accounting principles applicable to a going concern, which contemplates the realization of assets and the satisfaction of liabilities and commitments in the normal course of business. The Company has incurred operating losses and requires additional funds to maintain its operations. Management's plans in this regard are to raise equity financing as required.

These conditions raise substantial doubt about the Company's ability to continue as a going concern. These financial statements do not include any adjustments that might result from this uncertainty.

The  Company  has  not  generated  any  operating  revenues  to  date.

2.     SIGNIFICANT  ACCOUNTING  POLICIES

(a)     Cash and Cash Equivalents

Cash equivalents comprise certain highly liquid instruments with a maturity of three months or less when purchased. As of September 30, 2004 and 2003, cash and cash equivalents consist of cash only.

(b)     Accounting  Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.
Actual  results  could  differ  from  those  estimates  and  assumptions.

(c)     Advertising  Expenses

The Company expenses advertising costs as incurred. There was no advertising expenses incurred by the Company for the period ended September 30, 2004, and 2003.

(d)     Loss  Per  Share

Loss per share is computed using the weighted average number of shares outstanding during the period. The Company has adopted SFAS No. 128, "Earnings Per Share". Diluted loss per share is equivalent to basic loss per share.

(e)     Concentration  of  Credit  Risk

The Company places its cash and cash equivalents with high credit quality financial institutions. As of September 30, 2004, the Company had no balance in a bank beyond insured limits.

(f)     Foreign  Currency  Transactions

The Company is located and operating outside of the United States of America. It maintains its accounting records in U.S. Dollars, as follows:

At the transaction date, each asset, liability, revenue and expense is translated into U.S. dollars by the use of the exchange rate in effect at that date. At the period end, monetary assets and liabilities are remeasured by using the exchange rate in effect at that date. The resulting foreign exchange gains and losses are included in operations.

(g)     Fair  Value  of  Financial  Instruments

The respective carrying value of certain on-balance-sheet financial instruments approximated their fair value. These financial instruments include cash and cash equivalents, accounts payable and accrued liabilities and promissory note and accrued interest. Fair values were assumed to approximate carrying values for these financial instruments, except where noted, since they are short term in nature and their carrying amounts approximate fair values or they are receivable or payable on demand. Management is of the opinion that the Company is not exposed to significant interest or credit risks arising from these financial instruments. The Company is operating outside the United States of America and has significant exposure to foreign currency risk due to the fluctuation of currency in which the Company operates and U.S. dollar.

(h)     Income  Taxes

The Company has adopted Statement of Financial Accounting Standards No. 109 (SFAS 109), Accounting for Income Taxes, which requires the Company to recognize deferred tax liabilities and assets for the expected future tax consequences of events that have been recognized in the Company's financial statements or tax returns using the liability method. Under this method, deferred tax liabilities and assets are determined based on the temporary differences between the financial statement and tax bases of assets and liabilities using enacted tax rates in effect in the years in which the differences are expected to reverse.

(i)     Stock-Based  Compensation

The Company has adopted the disclosure-only provisions of Statement of Financial Accounting Standards No. 123 (SFAS 123), Accounting for Stock-based Compensation. SFAS 123 encourages, but does not require, companies to adopt a fair value based method for determining expense related to stock-based compensation. The Company accounts for stock-based compensation issued to employees and directors using the intrinsic value method as prescribed under Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees and related interpretations.

The Company did not grant any stock options during the year ended March 31, 2004, or the period ending September 30, 2004.

(j)     Comprehensive  Income

The  Company  adopted  Statement of Financial Accounting Standards No. 130 (SFAS
130), Reporting Comprehensive Income, which establishes standards for reporting and display of comprehensive income, its components and accumulated balances.
The Company is disclosing this information on its Statement of Stockholders' Equity (Deficiency). Comprehensive income comprises equity except those resulting from investments by owners and distributions to owners. The Company has no elements of "other comprehensive income" for the period ended March 31, 2004.

(k)     Goodwill and Intangible Assets

Goodwill represents the excess of cost over fair value of assets of business acquired. Goodwill and intangible assets acquired in a business combination and determined to have an indefinite useful life are not amortized, but instead are tested for impairment at least annually in accordance with the provisions of Statement of Financial Accounting Standards ("SFAS") No. 142 also requires that intangible assets with estimable useful lives be amortized over their respective estimated useful lives to their estimated residual values, and reviewed for impairment in accordance with SFAS No. 144, Accounting for Impairment or Disposal of Long-Lived Assets.

(l)     Accounting  for  Derivative  Instruments  and  Hedging  Activities

The Company has adopted Statement of Financial Accounting Standards No. 133 (SFAS 133) Accounting for Derivative and Hedging Activities, which requires companies to recognize all derivative contracts as either assets or liabilities in the balance sheet and to measure them at fair value. If certain conditions are met, a derivative may be specifically designated as a hedge, the objective of which is to match the timing of gain and loss recognition on the hedging derivative with the recognition of (i) the changes in the fair value of the hedged asset or liability that are attributable to the hedged risk or (ii) the earnings effect of the hedged forecasted transaction. For a derivative not designated as a hedging instrument, the gain or loss is recognized in income in the period of change.

The Company has not entered into derivative contracts either to hedge existing risks or for speculative purposes.

                              AMP PRODUCTIONS, LTD.
(A development stage company)
Notes to Financial Statements
September 30, 2004
(Unaudited - Prepared by Management)
(EXPRESSED IN U.S. DOLLARS)
---------------------------

2.     SIGNIFICANT ACCOUNTING POLICIES   (continued)

(m)     Long-Lived  Assets  Impairment

Long-term assets of the Company are reviewed when changes in circumstances require as to whether their carrying value has become impaired, pursuant to guidance established in Statement of Financial Accounting Standards No. 144 (SFAS 144), Accounting for the Impairment or Disposal of Long-Lived Assets. Management considers assets to be impaired if the carrying value exceeds the future projected cash flows from the related operations (undiscounted and without interest charges). If impairment is deemed to exist, the assets will be written down to fair value.

(n)     New  Accounting  Pronouncements

In May 2003, the FASB issued SFAS No. 150, Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity. This Statement establishes standards for how an issuer classifies and measures certain financial instruments with characteristics of both liabilities and equity. It requires that an issuer classify a financial instrument that is within its scope as a liability (or an asset in some circumstances). This Statement is effective for financial instruments entered into or modified after May 30, 2003, and otherwise is effective at the beginning of the first interim period beginning after June 15, 2003. The adoption of SFAS No. 150 does not have an impact on the Company's financial statements.

In December 2003, the FASB issued SFAS No. 132(R), a revision to SFAS No. 132, Employer's Disclosure about Pensions and Other Postretirement Benefits. SFAS No. 132(R) requires additional disclosure about assets, obligations, cash flows and net periodic benefit cost of defined benefit pension plans and other defined benefit post retirement plans, SFAS No. 132(R) is effective for the financials statements with fiscal years ending after December 15, 2003, with the exception of disclosure requirements related to foreign plans and estimated future benefit payments which are effective for the fiscal years ending after June 15, 2004. The adoption of SFAS No. 132(R) does not have an impact on the Company's financial position or results of operations.

In December, 2003, the American Institute of certified Public Accounts and the Securities and Exchange Commission ("SEC") expressed the opinion that rate-lock commitments represent written put options, and therefore be valued as a liability. The SEC expressed that they expect registrants to disclose the effect on the financial statement of recognizing the rate-lock commitments as written put options, for quarters commencing after March 15, 2004. Additionally, the SEC recently issued Staff Accounting Bulletin (SAB) No. 105. SAB No. 105 clarifies the SEC's position that the inclusion of cash flows from servicing or ancillary income in the determination of the fair value of interest rate lock commitments is not appropriate. The Company has not yet determined the impact on the financial statements of SAB No. 105, which must be implemented for loan commitments entered into on or after April 1, 2004. The Company is currently analyzing the impact of the SEC's position and will, if required, account for its loan origination commitments prescribed.

In January 2003, the FASB released FASB Interpretation No. 46 ("FIN 46"), "Consolidation of Variable Interest Entities," FIN 46 requires that all primary beneficiaries of variable interest entities consolidate that entity. FIN 46 is effective immediately for variable interest entities created after January 31, 2003 and to variable interest entities in which an enterprise obtains an interest after that date. It applies in the first fiscal year or interim period beginning after June 15, 2003 to variable interest entities in which an enterprise holds a variable interest it acquired before February 1, 2003. In December 2003, the FASB published a revision to FIN 46 ("FIN 46R") to clarify some of the provisions of the interpretation and to defer the effective date of implementation for certain entities. Under the guidance of FIN 46R, entities that do not have interests in structures that are commonly referred to as special purpose entities are required to apply the provision of the interpretation in financial statements for periods ending after March 14, 2004. The Company did not create a variable interest entity after January 31, 2003 and does not have a variable interest entity as of December 31, 2003. The Company expects that the full adoption of FIN 46R in 2004 will not have a material impact on the Company's financial position or results of operations.

3.     PROMISSORY  NOTE  AND  ACCRUED  INTEREST

          Principal, unsecured and bearing interest at 3% per annum     $ 10,000
          Accrued interest                                                   387
                                                                        --------
                                                                        $ 10,387
          Amount repaid during the period                               --------
          Balance, September 30, 2004                                   $      -
                                                                        ========

     The promissory note and accrued interest were repaid in full on June 16, 2004.

4.     INCOME  TAXES

As at March 31, 2004, the Company has estimated net operating losses carryforward for tax purposes of $23,000. This amount may be applied against future federal taxable income. The Company evaluates its valuation allowance requirements on an annual basis based on projected future operations. When circumstances change and this causes a change in management's judgement about the realizability of deferred tax assets, the impact of the change on the valuation allowance is generally reflected in current income.

The tax effects of temporary differences that give rise to the Company's deferred tax asset (liability) are as follows:

                                                       2004               2003
                                                    --------           --------
Tax  loss  carry  forwards                          $ 8,000            $ 4,550
Valuation  allowance                                 (8,000)            (4,550)
                                                    --------           --------
                                                    $     -            $     -
                                                    ========           ========

5.     RELATED  PARTY  TRANSACTIONS  AND  COMMITMENTS

On March 2, 2003, the Company entered into two purchase agreements with a director of the Company to acquire two screenplays. Pursuant to the agreements, the Company is granted an option, for a period of one year, to acquire all rights, titles and interests for the above two screenplays. The consideration for the option of acquisition is $2,500, with the total consideration for both options being $5,000. As at September 30, 2004, the sum of $2,000 remained unpaid and is included in accounts payable and stockholders' equity. In accordance with SEC Staff Accounting Bulletin 5G: Transfers of Non-monetary
Assets by Promoters or Shareholders, the asset value of the screenplays is recorded at nil, as it is the transferor's historical cost.

The purchase prices for the two screenplays will be $10,000 and $20,000, respectively, plus the following contingent compensations for each of the screenplays:

(a) In the event that a theatrical or television motion picture is produced by the Company or its assigns, based on the Property (the "Picture") and the budget of the Picture as of the first day of principal photography and as allowed by all entities financing or guaranteeing completion of the Picture, is not less than $1,500,000, the vendor shall receive additional compensation to make the Purchase Price equivalent to the Script Fee payable to a writer pursuant to the most current Independent Production Agreement of the Writer's Guild of Canada.

(b) In addition to the amounts set out above, the Company shall pay to the vendor 3% of 100% of the Company's "Net Profits" of the Picture, or any television series, pilot or movie-of-the-week (as that term is used in the entertainment industry) that derives directly from the Property. "Net Profits" will be defined, computed, accounted for and paid in accordance with the Company's standard Net Profits definition based on the Company's "break even" negative cost position after payment of all reasonable production expenses and receipt by the Company of all distribution advances and gross receipt from exploitation of the Picture and the Property.

6.     COMPARATIVE FIGURE

     Certain of the comparative figures have been reclassified to conform to the current year's presentation.

MOORE STEPHENS ELLIS FOSTER LTD.
CHARTERED ACCOUNTANTS
1650 West 1st Avenue
Vancouver, BC  Canada   V6J 1G1
Telephone:  (604) 734-1112  Facsimile: (604) 714-5916
Website:  www.ellisfoster.com


REPORT  OF  INDEPENDENT  AUDITORS
TO  THE  BOARD  OF  DIRECTORS  AND  STOCKHOLDERS
AMP PRODUCTIONS, LTD.
(A  development  stage  enterprise)

We have audited the balance sheets of AMP Productions, Ltd. (the "Company") (a development stage enterprise) as at March 31, 2004 and 2003, the related statements of stockholders' deficiency from February 27, 2003 (inception) to March 31, 2004 and the statements of operations and cash flows for the years ended March 31, 2004, 2003 and from October 8, 2001 (inception) to March 31,
2004. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards of the Public Company Accounting Oversight Board (United States) . Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, these financial statements present fairly, in all material respects, the financial position of the Company as at March 31, 2004 and 2003 and the results of its operations and its cash flows for the years ended March 31, 2004, 2003 and from October 8, 2001 (inception) to March 31, 2004 in conformity with generally accepted accounting principles in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has not generated any revenue from operations that raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.




Vancouver,  Canada          "MOORE  STEPHENS  ELLIS  FOSTER  LTD."
June  10,  2004          Chartered  Accountants


AMP PRODUCTIONS, LTD.
(A development stage company)

Balance Sheet
March 31, 2004 and 2003
(EXPRESSED IN U.S. DOLLARS)

                                                                         March 31, 2004                      March 31, 2003
ASSETS

CURRENT
  Cash and cash equivalents                                              $   9,124                           $   5,785

SCREENPLAYS (Note 5)                                                             -                                   -
---------------------------------------------------------------------------------------------------------------------------

TOTAL ASSETS                                                             $   9,124                           $   5,785
===========================================================================================================================

LIABILITIES AND STOCKHOLDERS' DEFICIENCY

LIABILITIES

CURRENT
  Accounts payable and accrued liabilities                               $  11,469                           $   3,177
  Due to related parties (Note 5)                                            5,000                               5,000
  Promissory note and accrued interest (Note 3)                             10,324                              10,024
---------------------------------------------------------------------------------------------------------------------------

TOTAL LIABILITIES                                                           26,793                              18,201
---------------------------------------------------------------------------------------------------------------------------

STOCKHOLDERS' DEFICIENCY

SHARE CAPITAL
  Authorized:
    100,000,000   common shares with a par value of $0.0001 per share
  Issued and outstanding:  8,098,000 common shares                             810                                 800
                           (March 31, 2003 - 8,000,000)
ADDITIONAL PAID-IN CAPITAL                                                   4,790                              (5,000)

(DEFICIT) ACCUMULATED DURING THE DEVELOPMENT STAGE                         (23,269)                             (8,216)
---------------------------------------------------------------------------------------------------------------------------

TOTAL STOCKHOLDERS' EQUITY DEFICIT                                         (17,669)                            (12,416)
---------------------------------------------------------------------------------------------------------------------------

TOTAL LIABILITIES AND STOCKHOLDERS' (DEFICIT)                            $   9,124                           $   5,785
===========================================================================================================================

THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE FINANCIAL STATEMENTS.


AMP PRODUCTIONS, LTD.
(A development stage company)

Statement of Stockholders' Deficiency
For the period from February 27, 2003 (inception) to March 31, 2004
(EXPRESSED IN U.S. DOLLARS)

                                                                                               Deficit           Total
                                                Common stock          Additional    accumulated during   stockholders'
                                              Shares    Amount   paid-in capital     development stage      deficiency

Issuance of common stock for cash
  March 3, 2003, $0.0001 per share           8,000,000  $  800   $       -          $        -           $     800

Screenplays transferred from a shareholder           -       -      (5,000)                  -              (5,000)

Comprehensive income (loss)
  Loss for the period                                -       -           -              (8,216)             (8,216)
----------------------------------------------------------------------------------------------------------------------

Balance, March 31, 2003                      8,000,000  $  800   $  (5,000)         $   (8,216)          $  (12,416)
----------------------------------------------------------------------------------------------------------------------

Issuance of common stock for cash
  March 19, 2004, $0.0001 per share             98,000      10       9,790                   -                9,800

Comprehensive income (loss)
  Loss for the period                                -       -           -             (15,053)             (15,053)
----------------------------------------------------------------------------------------------------------------------

Balance, March 31, 2004                      8,098,000  $  810   $  (4,790)         $  (23,269)          $  (17,669)
======================================================================================================================

THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE FINANCIAL STATEMENTS.


AMP PRODUCTIONS, LTD.
(A development stage company)

Statement of Operations
(EXPRESSED IN U.S. DOLLARS)
                                          Cumulative
                                         February 27                   February 27
                                                2003                          2003
                                      (inception) to   Year Ended   (inception) to
                                            March 31     March 31         March 31
                                                2004         2004             2003

GENERAL AND ADMINISTRATIVE EXPENSES
  Accounting                          $    5,724      $    4,074    $   1,650
  Consulting                               5,427               -        5,427
  Interest and bank charges                1,004             980           24
  Legal                                    6,513           5,556          957
  Listing and filing fees                  4,450           4,450            -
  Office                                     158               -          158
  Printing                                 1,000           1,000            -
-----------------------------------------------------------------------------------

OPERATING (LOSS)                         (24,276)        (16,060)      (8,216)
-----------------------------------------------------------------------------------

OTHER INCOME
  Foreign exchange gain                    1,007           1,007            -
-----------------------------------------------------------------------------------

NET LOSS FOR THE PERIOD               $  (23,269)     $  (15,053)   $  (8,216)

BASIC AND DILUTED LOSS PER SHARE                      $    (0.00)   $   (0.00)
===================================================================================

WEIGHTED AVERAGE NUMBER OF
  COMMON SHARES OUTSTANDING
  - basic and diluted                                   8,003,213    8,000,000
===================================================================================

THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE FINANCIAL STATEMENTS.

AMP PRODUCTIONS, LTD.
(A development stage company)

Statement of Cash Flows
(EXPRESSED IN U.S. DOLLARS)
                                                    Cumulative
                                                   February 27                    February 27
                                                          2003                           2003
                                                (inception) to    Year Ended   (inception) to
                                                      March 31      March 31         March 31
                                                          2004          2004             2003

CASH FLOWS FROM (USED IN) OPERATING ACTIVITIES
  Loss for the period                           $  (23,269)      $  (15,053)   $  (8,216)
  Changes in non-cash working capital items:
  - accounts payable and accrued liabilities        11,469            8,292        3,177
---------------------------------------------------------------------------------------------

                                                   (11,800)          (6,761)      (5,039)
---------------------------------------------------------------------------------------------

CASH FLOWS FROM FINANCING ACTIVITIES
  Promissory note                                   10,324              300       10,024
  Proceeds from issuance of common stock            10,600            9,800          800
---------------------------------------------------------------------------------------------

                                                    20,924           10,100       10,824
---------------------------------------------------------------------------------------------

INCREASE IN CASH AND CASH EQUIVALENTS                9,124            3,339        5,785

CASH AND CASH EQUIVALENTS, beginning of period           -            5,785            -
---------------------------------------------------------------------------------------------

CASH AND CASH EQUIVALENTS, end of period        $    9,124         $  9,124    $   5,785
=============================================================================================

SUPPLEMENTAL INFORMATION:
  Non-cash investing activities:  Screenplays   $   (5,000)        $      -    $  (5,000)
=============================================================================================

THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE FINANCIAL STATEMENTS.

                              AMP PRODUCTIONS, LTD.
(A development stage company)
Notes to Financial Statements
March 31, 2004
(EXPRESSED IN U.S. DOLLARS)
---------------------------

1.     INCORPORATION  AND  CONTINUANCE  OF  OPERATIONS

The Company was formed on February 27, 2003 under the laws of the State of Nevada. The Company has not commenced planned principal operations, producing filmed entertainment. The company is considered a development stage company as defined in SFAS No. 7. The Company has an office in Vancouver, Canada.

These financial statements have been prepared in accordance with generally accepted accounting principles applicable to a going concern, which contemplates the realization of assets and the satisfaction of liabilities and commitments in the normal course of business. The Company has incurred operating losses and requires additional funds to maintain its operations. Management's plans in this regard are to raise equity financing as required.

These conditions raise substantial doubt about the Company's ability to continue as a going concern. These financial statements do not include any adjustments that might result from this uncertainty.

The  Company  has  not  generated  any  operating  revenues  to  date.

2.     SIGNIFICANT  ACCOUNTING  POLICIES

(a)     Cash  and  Cash  Equivalents

Cash equivalents comprise certain highly liquid instruments with a maturity of three months or less when purchased. As of March 31, 2004 and 2003, cash and cash equivalents consist of cash only.

(b)     Accounting  Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.
Actual  results  could  differ  from  those  estimates  and  assumptions.

(c)     Advertising  Expenses

The Company expenses advertising costs as incurred. There was no advertising expenses incurred by the Company for the period ended March 31, 2004 and 2003.

(d)     Loss  Per  Share

Loss per share is computed using the weighted average number of shares outstanding during the period. The Company has adopted SFAS No. 128, "Earnings Per Share". Diluted loss per share is equivalent to basic loss per share.

(e)     Concentration  of  Credit  Risk

The Company places its cash and cash equivalents with high credit quality financial institutions. As of March 31, 2004, the Company had no balance in a bank beyond insured limits.

(f)     Foreign  Currency  Transactions

The Company is located and operating outside of the United States of America. It maintains its accounting records in U.S. Dollars, as follows:

At the transaction date, each asset, liability, revenue and expense is translated into U.S. dollars by the use of the exchange rate in effect at that date. At the period end, monetary assets and liabilities are remeasured by using the exchange rate in effect at that date. The resulting foreign exchange gains and losses are included in operations.

(g)     Fair  Value  of  Financial  Instruments

The respective carrying value of certain on-balance-sheet financial instruments approximated their fair value. These financial instruments include cash and cash equivalents, accounts payable and accrued liabilities and promissory note and accrued interest. Fair values were assumed to approximate carrying values for these financial instruments, except where noted, since they are short term in nature and their carrying amounts approximate fair values or they are receivable or payable on demand. Management is of the opinion that the Company is not exposed to significant interest or credit risks arising from these financial instruments. The Company is operating outside the United States of America and has significant exposure to foreign currency risk due to the fluctuation of currency in which the Company operates and U.S. dollar.

(h)     Income  Taxes

The Company has adopted Statement of Financial Accounting Standards No. 109 (SFAS 109), Accounting for Income Taxes, which requires the Company to recognize deferred tax liabilities and assets for the expected future tax consequences of events that have been recognized in the Company's financial statements or tax returns using the liability method. Under this method, deferred tax liabilities and assets are determined based on the temporary differences between the financial statement and tax bases of assets and liabilities using enacted tax rates in effect in the years in which the differences are expected to reverse.

(i)     Stock-Based  Compensation

The Company has adopted the disclosure-only provisions of Statement of Financial Accounting Standards No. 123 (SFAS 123), Accounting for Stock-based Compensation. SFAS 123 encourages, but does not require, companies to adopt a fair value based method for determining expense related to stock-based compensation. The Company accounts for stock-based compensation issued to employees and directors using the intrinsic value method as prescribed under Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees and related interpretations.

The Company did not grant any stock options during the year ended March 31, 2004.

(j)     Comprehensive  Income

The  Company  adopted  Statement of Financial Accounting Standards No. 130 (SFAS
130), Reporting Comprehensive Income, which establishes standards for reporting and display of comprehensive income, its components and accumulated balances.
The Company is disclosing this information on its Statement of Stockholders' Equity (Deficiency). Comprehensive income comprises equity except those resulting from investments by owners and distributions to owners. The Company has no elements of "other comprehensive income" for the period ended March 31, 2004.

(k)     Goodwill and Intangible Assets

Goodwill represents the excess of cost over fair value of assets of business acquired. Goodwill and intangible assets acquired in a business combination and determined to have an indefinite useful life are not amortized, but instead are tested for impairment at least annually in accordance with the provisions of Statement of Financial Accounting Standards ("SFAS") No. 142 also requires that intangible assets with estimable useful lives be amortized over their respective estimated useful lives to their estimated residual values, and reviewed for impairment in accordance with SFAS No. 144, Accounting for Impairment or Disposal of Long-Lived Assets.

(l)     Accounting  for  Derivative  Instruments  and  Hedging  Activities

The Company has adopted Statement of Financial Accounting Standards No. 133 (SFAS 133) Accounting for Derivative and Hedging Activities, which requires companies to recognize all derivative contracts as either assets or liabilities in the balance sheet and to measure them at fair value. If certain conditions are met, a derivative may be specifically designated as a hedge, the objective of which is to match the timing of gain and loss recognition on the hedging derivative with the recognition of (i) the changes in the fair value of the hedged asset or liability that are attributable to the hedged risk or (ii) the earnings effect of the hedged forecasted transaction. For a derivative not designated as a hedging instrument, the gain or loss is recognized in income in the period of change.

The Company has not entered into derivative contracts either to hedge existing risks or for speculative purposes.

                              AMP PRODUCTIONS, LTD.
(A development stage company)
Notes to Financial Statements
March 31, 2004
(EXPRESSED IN U.S. DOLLARS)
---------------------------

(a)     2.     SIGNIFICANT ACCOUNTING POLICIES   (continued)


(m)     Long-Lived  Assets  Impairment

Long-term assets of the Company are reviewed when changes in circumstances require as to whether their carrying value has become impaired, pursuant to guidance established in Statement of Financial Accounting Standards No. 144 (SFAS 144), Accounting for the Impairment or Disposal of Long-Lived Assets. Management considers assets to be impaired if the carrying value exceeds the future projected cash flows from the related operations (undiscounted and without interest charges). If impairment is deemed to exist, the assets will be written down to fair value.

(n)     New  Accounting  Pronouncements

In May 2003, the FASB issued SFAS No. 150, Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity. This Statement establishes standards for how an issuer classifies and measures certain financial instruments with characteristics of both liabilities and equity. It requires that an issuer classify a financial instrument that is within its scope as a liability (or an asset in some circumstances). This Statement is effective for financial instruments entered into or modified after May 30, 2003, and otherwise is effective at the beginning of the first interim period beginning after June 15, 2003. The adoption of SFAS No. 150 does not have an impact on the Company's financial statements.

In December 2003, the FASB issued SFAS No. 132(R), a revision to SFAS No. 132, Employer's Disclosure about Pensions and Other Postretirement Benefits. SFAS No. 132(R) requires additional disclosure about assets, obligations, cash flows and net periodic benefit cost of defined benefit pension plans and other defined benefit post retirement plans, SFAS No. 132(R) is effective for the financials statements with fiscal years ending after December 15, 2003, with the exception of disclosure requirements related to foreign plans and estimated future benefit payments which are effective for the fiscal years ending after June 15, 2004. The adoption of SFAS No. 132(R) does not have an impact on the Company's financial position or results of operations.

In December, 2003, the American Institute of certified Public Accounts and the Securities and Exchange Commission ("SEC") expressed the opinion that rate-lock commitments represent written put options, and therefore be valued as a liability. The SEC expressed that they expect registrants to disclose the effect on the financial statement of recognizing the rate-lock commitments as written put options, for quarters commencing after March 15, 2004. Additionally, the SEC recently issued Staff Accounting Bulletin (SAB) No. 105. SAB No. 105 clarifies the SEC's position that the inclusion of cash flows from servicing or ancillary income in the determination of the fair value of interest rate lock commitments is not appropriate. The Company has not yet determined the impact on the financial statements of SAB No. 105, which must be implemented for loan commitments entered into on or after April 1, 2004. The Company is currently analyzing the impact of the SEC's position and will, if required, account for its loan origination commitments prescribed.

In January 2003, the FASB released FASB Interpretation No. 46 ("FIN 46"), "Consolidation of Variable Interest Entities," FIN 46 requires that all primary beneficiaries of variable interest entities consolidate that entity. FIN 46 is effective immediately for variable interest entities created after January 31, 2003 and to variable interest entities in which an enterprise obtains an interest after that date. It applies in the first fiscal year or interim period beginning after June 15, 2003 to variable interest entities in which an enterprise holds a variable interest it acquired before February 1, 2003. In December 2003, the FASB published a revision to FIN 46 ("FIN 46R") to clarify some of the provisions of the interpretation and to defer the effective date of implementation for certain entities. Under the guidance of FIN 46R, entities that do not have interests in structures that are commonly referred to as special purpose entities are required to apply the provision of the interpretation in financial statements for periods ending after March 14, 2004. The Company did not create a variable interest entity after January 31, 2003 and does not have a variable interest entity as of December 31, 2003. The Company expects that the full adoption of FIN 46R in 2004 will not have a material impact on the Company's financial position or results of operations.

3.     PROMISSORY  NOTE  AND  ACCRUED  INTEREST,  DUE  FEBRUARY  25,  2005

          Principal, unsecured and bearing interest at 3% per annum     $ 10,000
          Accrued interest                                                   324
                                                                        --------
                                                                        $ 10,324
                                                                        ========

4.     INCOME  TAXES
As at March 31, 2004, the Company has estimated net operating losses carryforward for tax purposes of $23,000. This amount may be applied against future federal taxable income. The Company evaluates its valuation allowance requirements on an annual basis based on projected future operations. When circumstances change and this causes a change in management's judgement about the realizability of deferred tax assets, the impact of the change on the valuation allowance is generally reflected in current income.

The tax effects of temporary differences that give rise to the Company's deferred tax asset (liability) are as follows:

                                                      2004             2003
                                                  ---------        ---------
Tax  loss  carry  forwards                        $  8,000         $  4,550
Valuation  allowance                                (8,000)          (4,550)
                                                  ---------        ---------
                                                  $      -         $      -
                                                  =========        =========

5.     RELATED  PARTY  TRANSACTIONS  AND  COMMITMENTS

On March 2, 2003, the Company entered into two purchase agreements with a director of the Company to acquire two screenplays. Pursuant to the agreements, the Company is granted an option, for a period of one year, to acquire all rights, titles and interests for the above two screenplays. The consideration for the option of acquisition is $2,500, with the total consideration for both options being $5,000. As at March 31, 2003, this amount remained unpaid and is included in accounts payable and stockholders' equity. In accordance with SEC Staff Accounting Bulletin 5G: Transfers of Non-monetary Assets by Promoters or Shareholders, the asset value of the screenplays is recorded at nil, as it is the transferor's historical cost.

The purchase prices for the two screenplays will be $10,000 and $20,000, respectively, plus the following contingent compensations for each of the screenplays:

5.     RELATED  PARTY  TRANSACTIONS  AND  COMMITMENTS  (continued)

(a) In the event that a theatrical or televisions motion picture is produced by the Company or its assigns, based on the Property (the "Picture") and the budget of the Picture as of the first day of principal photography and as allowed by all entities financing or guaranteeing completion of the Picture, is not less than $1,500,000, the vendor shall receive additional compensation to make the Purchase Price equivalent to the Script Fee payable to a writer pursuant to the most current Independent Production Agreement of the Writer's Guild of Canada.

(b) In addition to the amounts set out above, the Company shall pay to the vendor 3% of 100% of the Company's "Net Profits" of the Picture, or any television series, pilot or movie-of-the-week (as that term is used in the entertainment industry) that derives directly from the Property. "Net Profits" will be defined, computed, accounted for and paid in accordance with the Company's standard Net Profits definition based on the Company's "break even" negative cost position after payment of all reasonable production expenses and receipt by the Company of all distribution advances and gross receipt from exploitation of the Picture and the Property.

6.     COMPARATIVE FIGURE

     Certain of the comparative figures have been reclassified to conform to the current year's presentation.

                                 686,600 SHARES

                              AMP PRODUCTIONS, LTD.

                                  COMMON STOCK

                                   ----------
                                   PROSPECTUS
                                   ----------

We have not authorized any dealer, salesperson or other person to give you written information other than this prospectus or to make representations as to matters not stated in this prospectus. You must not rely on unauthorized information. This prospectus is not an offer to sell these securities or a solicitation of your offer to buy the securities in any jurisdiction where that would not be permitted or legal. Neither the delivery of this prospectus nor any sales made hereunder after the date of this prospectus shall create an implication that the information contained herein or the affairs of the Issuer have not changed since the date hereof.

Until _________________, 90 days after the date of this prospectus, all dealers that buy, sell or trade in our securities, whether or not participating in this offering, may be required to deliver a prospectus. This requirement is in addition to the dealers' obligation to deliver a prospectus when acting as an underwriter with respect to its unsold allotment or subscription.

                PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The statutes, charter provisions, bylaws, contracts or other arrangements under which controlling persons, directors or officers of the registrant are insured or indemnified in any manner against any liability which they may incur in such capacity are as follows:

     (a) Section 78.751 of the Nevada Business Corporation Act provides that each corporation shall have the following powers:

1. A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interest of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of no lo contendere or its equivalent, does not, of itself create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and that, with respect to any criminal action or proceeding, he had reasonable cause to believe that his conduct was unlawful.

2. A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys' fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction, determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

3. To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections 1 and 2, or in defense of any claim, issue or matter therein, he must be indemnified by the corporation against expenses, including attorneys' fees, actually and reasonably incurred by him in connection with the defense.

4. Any indemnification under subsections 1 and 2, unless ordered by a court or advanced pursuant to subsection 5, must be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made:

     (a)  By the stockholders;

     (b) By the board of directors by majority vote of a quorum consisting of directors who were not parties to the act, suit or proceeding;

     (c) If a majority vote of a quorum consisting of directors who were not parties to the act, suit or proceeding so orders, by independent legal counsel, in a written opinion; or

     (d) If a quorum consisting of directors who were not parties to the act, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion.

5. The certificate or articles of incorporation, the bylaws or an agreement made by the corporation may provide that the expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding must be paid by the corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the corporation. The provisions of this subsection do not affect any rights to advancement of expenses to which corporate personnel other than directors or officers may be entitled under any contract or otherwise by law.

6. The indemnification and advancement of expenses authorized in or ordered by a court pursuant to this section:

(a) Does not exclude any other rights to which a person seeking indemnification or advancement of expenses may be entitled under the certificate or articles of incorporation or any bylaw, agreement, vote of stockholders of disinterested directors or otherwise, for either an action in his official capacity or an action in his official capacity or an action in another capacity while holding his office, except that indemnification, unless ordered by a court pursuant to subsection 2 or for the advancement of expenses made pursuant to subsection 5, may not be made to or on behalf of any director or officer if a final adjudication establishes that his acts or omissions involved intentional misconduct, fraud or a knowing violation of the law and was material to the cause of action.

     (b) Continues for a person who has ceased to be a director, officer, employee or agent and inures to the benefit of the heirs, executors and administrators of such a person.

Our Articles of Incorporation limit liability of our officers and directors to the full extent permitted by the Nevada Business Corporation Act.

ITEM 25.   OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The following table sets forth the estimated costs and expenses we will pay in connection with the offering described in this registration statement:

                                                      Amount (1)
                                                      ----------
SEC Registration fee                                         9
Legal Fees                                            $  2,000
Miscellaneous expenses                                $    491
Total (1)                                             $  2,500

(1)  All expenses, except SEC registration fees, are estimated.


ITEM 26.  RECENT SALES OF UNREGISTERED SECURITIES.

On March 23, 2003, 6,000,000 restricted common shares were issued to our President, Treasurer and director, Thomas E. Mills, in exchange for a cash payment on behalf of AMP of $600. The shares were issued without registration under the Securities Act of 1933 in reliance on an exemption from registration provided by Section 4(2) of the Securities Act. No general solicitation was made in connection with the offer or sale of these securities.

On March 26, 2003, 2,000,000 restricted common shares were issued to our Vice-President, Secretary and Director, Fidel Thomas, in exchange for a cash payment on behalf of AMP of $200. The shares were issued without registration under the Securities Act of 1933 in reliance on an exemption from registration provided by Section 4(2) of the Securities Act. No general solicitation was made in connection with the offer or sale of these securities.

ITEM 27.  EXHIBITS

Exhibit No.     Document
3.1             Articles of Incorporation(1)
3.2             Bylaws(1)

4.1             Form of Stock Certificate

5.1             Legal opinion
10.1            Promissory Note(1)
10.2            Option to Purchase Agreement "Pelicula"(1)
10.3            Option to Purchase Agreement "Code Blue"(1)
23.1            Consent of Accountant
23.2            Consent of Counsel
99.1            Specimen Subscription Agreement(2)

(1) Previously filed with AMP's initial registration statement on Form SB-2, filed with the SEC on June 19, 2003.
(2) Previously filed with AMP's amended registration statement on Form SB-2/A, filed with the SEC on October 28, 2003.


ITEM 28.  UNDERTAKINGS.

Subject to the terms and conditions of Section 15(d) of the Securities Exchange Act of 1934, the undersigned Registrant hereby undertakes to file with the Securities and Exchange Commission such supplementary and periodic information, documents, and reports as may be prescribed by any rule or regulation of the Commission heretofore or hereafter duly adopted pursuant to authority conferred to that section.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to its Articles of Incorporation or provisions of the Nevada Business Corporations Act, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question, whether or not such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

     We hereby undertake to:

(1) File, during any period in which we offer or sell securities, a post-effective amendment to this registration statement to:

     (a) Include any prospectus required by section 10(a)(3) of the Securities Act;

     (b) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

     (c) Include any additional or changed material information on the plan of distribution.

(2) For determining liability under the Securities Act treat each post-effective amendment as a new registration statement of the securities offered and the offering of the securities at that time to be the initial bona fide offering.

(3) File a post effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

                                   SIGNATURES

     In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 Registration Statement and authorized this registration to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Vancouver, Province of British Columbia, Canada, on

January 18, 2005.


                                    AMP PRODUCTIONS, LTD.

                                    /s/Thomas E. Mills
                                    ------------------
                                    By: Thomas E. Mills, President and Treasurer

     In accordance with the requirements of the Securities Act of 1933, this registration statement has been signed by the following person in the capacities and on the dates stated:


Date: January 18, 2005    /s/ Thomas E. Mills

                          -------------------
                          By: Thomas E. Mills, President, Treasurer and Director (Principal Executive, Financial and Accounting
                           Officer)


Date: January 18, 2005    /s/ Fidel Thomas

                          ----------------
                          By: Fidel Thomas, Vice-President, Secretary, Director